Exhibit 10.7(a)

MULTI-TENANT SPACE LEASE (“NNN”)

THIS MULTI-TENANT SPACE LEASE (the “Lease”), dated as of March 15, 2010, (the “Reference Date”) is made and entered into by and between DEERFIELD CAMPBELL LLC, a California limited liability company (“Landlord”), and NEVRO CORPORATION, a Delaware corporation (“Tenant”), with reference to those matters set forth hereinafter.

ARTICLE 1.

DEFINITIONS

1.1                               Commencement Date.  The term “Commencement Date” shall mean the later of May 1, 2010 or the substantial completion of Tenant Improvements (as hereinafter defined).  Landlord and Tenant shall confirm the Commencement Date and expiration of the lease term in writing within thirty (30) days after the actual Commencement Date pursuant to the form acknowledgement attached as Exhibit D.

1.2                               Lease Term.  The term “Lease Term” shall mean the term of this Lease, which shall be for a period of 48 full calendar months (plus the partial month, if any, immediately following the Commencement Date), commencing on the Commencement Date and ending at midnight on the last day of the 48th full calendar month thereafter, unless this Lease is sooner terminated according to its terms or by mutual agreement.

1.3                               Property.  The term “Property” shall mean that real property commonly described as 4040 Campbell Avenue, City of Menlo Park, County of Santa Mateo, State of California, with all improvements now or hereafter located thereon described by the Site Plan attached hereto as Exhibit A, containing a two-story building, the aggregate gross leasable area of which is approximately 41,482 square feet (the “Property Gross Leasable Area”), together with all parking, landscaping, and other areas within the Property.

1.4                               Leased Premises.  The term “Leased Premises” and/or “Premises” shall mean those certain premises known as Suite 210 as outlined in the Site Plan attached hereto as Exhibit A and as shown by the Floor Plan attached hereto as Exhibit B containing approximately 10,089 square feet of gross leasable area located on the second floor of the Building (as hereinafter defined) (“Tenant’s Gross Leasable Area”).

1.5                               Building.  The term “Building” shall mean the structure situated on the Property in which the Leased Premises are located containing approximately 41,482 square feet of gross leasable area (the “Building Gross Leasable Area”).

1.6                               Tenant’s Allocated Share.  The term “Tenant’s Allocated Share” shall mean the percentage obtained by dividing Tenant’s Gross Leasable Area by the Building Gross Leasable Area which, as of the Effective Date hereof is agreed to be 24.32%.

1.7                               Prepaid Rent.  The term “Prepaid Rent” shall mean the sum of nineteen thousand, six hundred seventy-three dollars and fifty-five cents ($19,673.55), representing Base Monthly Rent for the sixth month of occupancy after the Commencement Date.

1.8                               Security Deposit.  The term “Security Deposit” shall mean the sum of forty-six thousand, seven hundred sixty-two dollars and fifty-six cents ($46,762.56) which amount is equivalent to two month’s worth of Base Monthly Rent during the last year of the Lease Term.

1.9                               Permitted Use.  The term “Permitted Use” shall mean allowing use for general office,  sales, warehousing, medical device research and development and other related legal uses.

1.10                        Tenant’s Minimum Liability Insurance Coverage.  The term “Tenant’s Minimum Liability Insurance Coverage” shall mean single limit coverage in an amount not less than two million dollars ($2,000,000) per occurrence, with an annual aggregate amount of not less than four million dollars ($4,000,000).

1.11                        Additional Definitions.  As used in this Lease or any addendum or amendment thereto, the following terms shall have the meanings set forth in section 18.5 hereinbelow: “Agreed Interest Rate,” “Common Area,” “CPI,” “Effective Date,” “Private Restrictions,” “Lender,” “Law,” “Leasehold Improvements,” and “Trade Fixtures.”

ARTICLE 2.

DEMISE AND ACCEPTANCE

2.1                               Demise of Premises.  Landlord hereby leases to Tenant, and Tenant hires and takes from the Landlord, for the Lease Term upon the terms and conditions of this Lease, the Leased Premises together with (i) the non-exclusive right to use the Common Area, (ii) the non-exclusive right to use no more than Tenant’s Allocated Share of parking spaces within the Common Area (subject to the limitations set forth in section 4.6 of this Lease), and (iii) the non-exclusive right to use the surface of the Common Area for ingress to and egress from the Leased Premises.  Tenant’s lease of the Leased Premises shall be subject to (i) all Laws, (ii) all Private Restrictions, easements, and other matters of public record, and (iii) reasonable rules and regulations from time-to-time promulgated by Landlord governing the use of the Common Area.

2.2                               Term.  The term of this Lease shall be the Lease Term and shall commence upon the Commencement Date and continue for the period set forth in section 1.2 hereinabove.

2.3                               Construction of Landlord’s Work.  Prior to the Commencement Date and at Landlord’s sole cost and expense, Landlord shall construct, do and/or provide the following improvements (“Tenant Improvements”) to the Premises in accordance with the Floor Plan attached hereto as Exhibit B and the Plans and Specifications defined below (“Landlord’s Work”):

1.              Construct five (5) additional private offices per the attached Floor Plan and Hollander Smith, Inc. proposal dated February 18, 2010 (“Proposal”) a copy of which is attached hereto as Exhibit B-1 and incorporated herein by reference.

2.              Construct one (1) board room the size to be approximately 590 s.f. per the attached Floor Plan (Exhibit B).

3.              Construct “Server Room” (the “Server Room”) and file room per the attached Floor Plan.

4.              Provide lobby signage and signage on Tenant’s front door.

5.              Construct “Shipping/Receiving Area” to size of approximately 500 s.f. that will also used for Tenant’s dry lab per the attached Floor Plan (Exhibit B).  The flooring will be polished concrete or VCT title

6.              Provide and/or install a dedicated two (2) ton air conditioning unit to Tenant’s Server Room.

7.              Provide and/or install 80 Amp (4 x. 20 Amps) 120 Volt, circuit outlets in Server Room.

8.              Provide and/or install 2 x.  4 post bolted server racks, and 1x2 post bolted patch panel rack in the Server Room.

9.              Install E MON D MON or similar device to monitor energy consumption in Tenant’s Server Room as shown on Exhibit B.

10.       Construct secondary conference room of approximately 300 sq. ft.

Notwithstanding Landlord’s assumption of responsibility as described hereinabove in this subparagraph 2.3, Tenant shall assume sole responsibility for the entire cost of acquisition and installation of all of Tenant’s furniture, Trade Fixtures (as hereinafter defined) and equipment (“FF&E”), and the cost of any changes made by Tenant to the cost of Landlord’s Work described in section 2.3 and Exhibits B and B-1 hereto which increase the scope of Landlord’s Work.

The Landlord’s Work shall be constructed in accordance with the plans and specifications approved by Landlord and Tenant (the “Plans and Specifications”) and all applicable Laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Tenant shall have the right to submit a written “punch list” to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. At the expiration or sooner termination of this Lease, Tenant shall have no obligation to remove any of the Landlord’s Work all of which Tenant Improvements shall remain as a part of the realty.

2.4                               Delivery and Acceptance of the Premises.  Landlord shall deliver possession of the Leased Premises to Tenant on the Commencement Date in broom-clean condition, and with the Landlord’s Work substantially completed and all Building and operating systems and components thereof in good working order and repair, including, but not limited to, the roof, the roof membrane, heating, ventilation, and air conditioning (“HVAC”), electrical, plumbing, lighting, life safety and landscaping.  Except as expressly set forth in this Article 2 to the contrary, by taking possession of the Leased Premises, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing “As-Is” condition. Latent defects (which shall be warranted by Landlord, and which exception shall be effective for a one (1) year period following the date the Leased Premises are ready for occupancy) are excepted from the preceding sentence.  Notwithstanding the foregoing, Landlord represents to Tenant that as of the Commencement Date the Property, Building and the Leased Premises are to the best of Landlord’s actual knowledge in compliance with local, state and federal laws, regulations and ordinances, including, but not limited to, the Americans with Disabilities Act.

If for any reason other than delay caused by Tenant, its agents, employees or consultants, Landlord is unable to deliver possession of the Premises to Tenant by July 1, 2010 with Landlord’s Work substantially completed, Tenant shall have the exclusive option to terminate this Lease by providing written notice to Landlord by July 10, 2010, and in such event neither party shall have any further obligations to the other under this Lease.  In the latter event, any Prepaid Rent and the Security Deposit shall be immediately returned to Tenant.

2.5                               Early Occupancy.  Tenant and Tenant’s agents, contractors and employees will be provided immediate early access to the Leased Premises, upon Lease execution without incurring any rent obligation prior to the Commencement Date, for the limited purpose of performing Tenant’s installation of its furniture, Trade Fixtures and equipment (including cabling).  Tenant promises and agrees to coordinate its fit-out with Landlord’s contractors so as not to unreasonably interfere with or delay the performance of Landlord’s Work required by this Lease to be performed prior to the Commencement Date.

2.6                               Conditions Precedent to Delivery of the Leased Premises.  Notwithstanding any provision to the contrary in this Lease, Landlord will not be obligated to deliver possession of the Leased Premises to Tenant until Landlord has received from Tenant all of the following items: (a) a copy of this Lease, fully-executed by Tenant; (b) the Security Deposit, and the Prepaid Rent; (c) copies of insurance certificates thereof as required under section 9.1 of this Lease; and (d) copies of all governmental permits, authorizations, and City of Menlo Park approvals, if any, required in connection with Tenant’s operation of its business within the Leased Premises.

ARTICLE 3.

RENT

3.1                               Base Monthly Rent.  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent determined as follows:

3.1.1                     Base Monthly Rent for months 1 through 5 of this Lease Agreement shall be zero.

3.1.2.                  Base Monthly Rent for months 6 through 12 of this Lease Agreement shall be nineteen thousand, six hundred seventy-three dollars and 55 cents ($19,673.55) per month.

3.1.2                     Base Monthly Rent for months 13 through 24 of this Lease Agreement shall be twenty one thousand, one hundred eighty-six dollars and 90 cents ($21,186.90) per month.

3.1.3                     Base Monthly Rent for months 25 through 36 of this Lease Agreement shall be twenty two thousand, seven hundred dollars and 25 cents ($22,700.25) per month.

3.1.4                     Base Monthly Rent for months 37 through 48 of this Lease shall be twenty three thousand, three hundred eighty one dollars and 28 cents ($23,381.28) per month.

3.2                               Additional Rent.  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord (or to Landlord’s designated agent or entity) as Additional Rent, the following:

(1)                                 subject to the provisions of Lease section 6.3, Tenant’s Allocated Share of Real Property Taxes relating to the Premises as set forth in article 8 of this Lease; and

(2)                                 subject to the provisions of Lease section 6.3, Tenant’s Allocated Share of Landlord’s Real Property Insurance relating to the Premises, as set forth in section 9.3 of this Lease; and

(3)                                 Tenant’s Allocated Share of Common Operating Expenses as required by sections 6.3, 6.4, and 1.6 of this Lease; and

(4)                                 Landlord’s share of the net consideration received by Tenant upon certain assignments and incidents of subletting as required by section 14.1.6 of this Lease; and

(5)                                 Tenant’s pro-rata share of any charges for utility service to the Leased Premises that is not separately metered to Tenant; and

(6)                                 all charges, costs, expenses and other amounts which Tenant is required to pay hereunder, together with all interest, late charges, penalties, costs and expenses including, without limitation, reasonable attorneys’ fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant’s Default, refusal or failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of any Default by Tenant or failure on Tenant’s part to comply with the terms of this Lease (Items 1 through 6 above, individually and collectively, the “Additional Rent”).

In the event of failure by Tenant to pay such Additional Rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.  The term “rent” shall include, without limitation, “Base Monthly Rent” and “Additional Rent.”

3.3                               Place of Payment of Rent and Additional Rent.  All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term.  All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever, except as expressly set forth in this Lease, and without any prior demand therefor, to Landlord at such place as Landlord may designate from time-to-time.  Landlord shall provide advance written notice to Tenant of any changes in the address for the payment of Rent.  Tenant’s obligation to pay rent shall be prorated at the commencement and expiration of the Lease Term.  All Base Monthly Rent and Additional Rent hereunder shall be paid to Landlord at the office of Landlord at 3715 Haven Avenue, Suite 210, Menlo Park, California (Attn.:  Laura Hesselgren, Property Manager).

3.4                               Late Charge and Interest on Rent in Default.  Tenant acknowledges that the late payment by Tenant of any Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix.  Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any such rent is not received by Landlord from Tenant within 10 days after the same becomes due, Tenant shall immediately pay to Landlord a late charge equal to 10 percent (10%) of such delinquent rent (“Late Charge”); provided that no Late Charge shall be assessed for the first such payment that may be late in any calendar year.  Landlord and Tenant agree that this Late Charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment, nor shall this provision prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease in a timely fashion.  If any rental installment should become delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate from the 30th day following the date such amount became due, until paid.

3.5                               Prepayment of Rent.  Tenant has paid to Landlord the amount set forth in section 1.7 of this Lease concurrently with its execution of this Lease as prepayment of rent for credit against the first installment of Base Monthly Rent (for the sixth month of the Lease Term) due hereunder.

3.6                               Security Deposit.  Tenant has deposited with Landlord a security deposit in the amount set forth in section 1.8 of this Lease, concurrently with its execution of the Lease (the “Security Deposit”) as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes:

(i)                                    to remedy Tenant’s Default (as defined in article 13 below) in the payment of any rent;

(ii)                                to repair damage to the Leased Premises beyond ordinary wear and tear caused by Tenant and not repaid by Tenant to Landlord’s reasonable satisfaction prior to expiration of Lease Term;

(iii)                            to reasonably clean the Leased Premises upon termination of this Lease in the event that Tenant leaves the Leased Premises in a condition less than what was agreed upon in this Lease; or

(iv)                             to compensate Landlord for any other loss or damage which Landlord may reasonably suffer by reason of Tenant’s Default, including without limitation, those damages provided for in California Civil Code section 1951.2 and any successor statutes providing for damages in the event of the termination of a lease due to a default by the tenant thereunder, and those damages provided by other provisions of applicable law now or hereafter in force or provided for in equity.

In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly (within 10 days of Tenant’s receipt from Landlord of a written request for replenishment) upon demand an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit.  Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate the Security Deposit from its general accounts.  Tenant shall not be entitled to any interest on the Security Deposit.  If Landlord transfers the Leased Premises during the Lease Term, Landlord shall pay the Security Deposit to any subsequent owner in conformity with the provisions of California Civil Code section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.  As a material part of the consideration given by Tenant to Landlord to induce Landlord to enter into this Lease, Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of the execution of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises.  Within 30 days following the expiration of the Term, the Security Deposit (less any deductions permitted hereunder) shall be returned to Tenant or, at the option of Tenant, to the last assignee of Tenant’s interest in this Lease.

3.7                               No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

3.8                               Disputed Sums.  Under the terms of this Lease, numerous charges are and may be due from Tenant to Landlord including, without limitation, Base Monthly Rent, Common Operating Expenses and other items of a similar nature, including Additional Rent and advances made by Landlord in respect of Tenant’s Default at Landlord’s option.  In the event that, at any time during the term of this Lease, there is a bona fide dispute between the parties as to the amount due for any of such charges claimed by Landlord to be due, the amount demanded by Landlord shall be paid by Tenant and held by Landlord in trust in an account separate from Landlord’s general funds until the resolution of the dispute between the parties or by litigation. Failure by Tenant to pay the disputed sums until resolution shall constitute a Default under the terms of this Lease.

ARTICLE 4.

USE OF LEASED PREMISES

4.1                               Limitation on Type.  Tenant shall use the Leased Premises solely for the Permitted Use (as described in section 1.9 of this Lease) and for no other use unless Tenant shall have first obtained Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.  Tenant shall not do, nor permit anything to be done, in or about the Leased Premises which might unreasonably interfere with the rights of other tenants of Landlord to use the Property or cause structural injury to the Leased Premises or the Building.  Tenant shall not commit, nor permit to be committed, any waste in or about the Leased Premises, excluding such normal office refuse as may be created in the normal course of Tenant’s business; and Tenant shall keep the Leased Premises in a clean and attractive condition, free of any reasonably objectionable noises, odors, dust or nuisances.

4.2                               Compliance with Laws and Private Restrictions.  Tenant shall not use or permit any person to use the Leased Premises in any manner which violates any Laws or Private Restrictions of which Tenant has received written notice thereof.  Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions in all material respects.  Tenant shall not, however, be required to comply with any Laws or Private

Restrictions requiring Tenant to make structural changes or capital improvements to the Leased Premises unless necessitated, in whole or in part, by Tenant’s particular use or occupancy of, or business conducted in, the Leased Premises, or as otherwise provided in section 5.3 hereinafter.

4.3                               Insurance Requirements.  Tenant shall not use, nor permit any person to use, the Leased Premises in any manner which will cause the existing rate of insurance upon the Building or any of its contents to be increased or cause a cancellation of any insurance policy covering the Building. Tenant shall not sell, nor permit to be kept, used, or sold in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy which such list of prohibited articles shall be provided by Landlord to Tenant upon Tenant’s request.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.4                               Signs.  Tenant shall not place on any portion of the Leased Premises, the Building nor the Property any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  All such approved signs shall strictly conform to all Laws, Private Restrictions and Landlord’s sign criteria, if any, and shall be installed at the expense of Tenant (excluding Tenant’s inclusion in building directories, if any). If Landlord so elects, Tenant shall, at the expiration or sooner termination of this Lease, remove all signs installed and repair any damage caused by such removal. Tenant shall at all times maintain such signs in good condition and repair. Tenant shall have the right, at its sole expense, to install its pro rata space of monument signage at the Building.  Lobby and door signage in compliance with the provisions of this section 4.4 shall be provided at Landlord’s expense.

4.5                               Rules and Regulations.  Landlord may, from time-to-time, promulgate reasonable and non-discriminatory rules and regulations applicable to all occupants of the Property for the care and orderly management of the Property and the safety of its tenants and invitees, provided that the rules and regulations shall not be changed or revised or enforced in any unreasonable or discriminatory manner by Landlord, nor enforced or changed by Landlord in such a manner as to interfere with the purposes permitted under this Lease.  Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations.  The most current rules and regulations are set forth on Exhibit C, attached hereto and incorporated herein.  Tenant shall not, however, be required to comply with any rules or regulations requiring Tenant to make structural changes or capital improvements to the Leased Premises unless necessitated, in whole or in part, by Tenant’s particular use or occupancy of, or business conducted in, the Leased Premises.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible for the violation by any other tenant of the Property of any such rules and regulations, but shall use commercially reasonable efforts to ensure such other tenants’ compliance with such rules and regulations, which efforts shall not include the filing of a lawsuit against any other tenant.

4.6                               Parking.  At no additional cost to Tenant during the Lease Term (as it may be extended), Tenant is allocated and shall have the nonexclusive right to use not more than Tenant’s Allocated Share of parking spaces contained within the Property described in section 2.1 of this Lease (based upon a minimum of 4 parking spaces per 1,000 square feet of Building Gross Leasable Area) for its use and the use of its employees and invitees, the location of which may be designated from time-to-time by Landlord.  Tenant shall not at any time use nor permit its employees, invitees or customers to use more parking spaces than the number so allocated to Tenant.  Tenant shall not have the exclusive right to use any specific parking space.  Landlord reserves the right, after having given Tenant reasonable notice and opportunity to remove such vehicle, to have any vehicles owned by Tenant or its employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. Landlord reserves the right to assign parking spaces to Tenant.  All trucks and delivery vehicles shall be:

(i)                                    loaded and unloaded in a manner which does not unreasonably interfere with the businesses of other occupants of the Property; and

(ii)                                permitted to remain on the Property only so long as is reasonably necessary to complete loading and unloading.

Landlord may, upon advance written notice to Tenant, grant to any other tenant the exclusive right to use any particular parking space(s), including those spaces assigned to Tenant; and, as a result thereof, neither Tenant nor its employees or invitees shall use such spaces; provided, however, that Landlord shall grant to Tenant the same number of spaces taken from Tenant, if any, elsewhere on the Property and in such a location reasonably acceptable to Tenant.  Tenant shall not at any time park or permit the parking of its vehicles or the vehicles of others adjacent to loading areas so as to interfere in any way with the use of such loading areas, nor shall Tenant at any time park or permit the parking of its vehicles or the vehicles of others on any portion of the Property not designated by Landlord as a parking area.  In the event Landlord elects or is required by any Law to limit or control parking in the Property, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time-to-time established by Landlord, but at no cost to Tenant.  Landlord reserves that right, after having given Tenant reasonable prior notice, to have any vehicles owned or operated by Tenant’s employees or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost.

Landlord shall maintain all parking areas, and all paths and sidewalks between the Building and parking areas, well maintained, and with adequate lighting.

ARTICLE 5.

TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS

5.1                               Trade Fixtures.  Throughout the Lease Term, Tenant shall provide and install all Trade Fixtures (as hereinafter defined) required in the conduct of its business in the Leased Premises.  All Trade Fixtures shall remain Tenant’s property.

5.2                               Leasehold Improvements.  Tenant shall not construct any Leasehold Improvements or otherwise alter the Leased Premises without Landlord’s prior approval, if the cost thereof exceeds five thousand dollars ($5,000) per work of improvement, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld, conditioned or delayed.  In no event shall Tenant make any alterations to the Lease Premises which could affect the structural integrity or the design of the Building without Landlord’s prior written consent.  All Leasehold Improvements constructed by Tenant shall be constructed by Tenant at Tenant’s expense, using a licensed contractor first reasonably approved by Landlord in substantial compliance with the approved plans and specifications therefor.  All construction done by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality.  Tenant shall not commence construction of any Leasehold Improvements until:

(i)                                    all required governmental approvals and permits shall have been obtained;

(ii)                                all requirements regarding insurance imposed by this Lease have been satisfied;

(iii)                            Tenant shall have given Landlord at least five days’ prior written notice of its intention to commence such construction;

(iv)                             Tenant shall have notified Landlord by telephone of the commencement of construction on the day it commences; and

(v)                                 if reasonably requested by Landlord, Tenant shall have obtained contingent liability and broad form builders risk insurance in an amount mutually satisfactory to Landlord and Tenant (but in the event Landlord and Tenant cannot reasonably agree, then in an amount reasonably satisfactory to Landlord) if there are any perils relating to the proposed construction not covered by the insurance carried pursuant to article 9 of this Lease.

All Leasehold Improvements shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed by Tenant from the Leased Premises.  At the expiration or sooner termination of the Lease Term, all Leasehold Improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property unless Landlord and Tenant otherwise agree in writing, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof;

provided, however, that if Landlord shall require Tenant to remove any Leasehold Improvements in accordance with the provisions of section 15.1 of this Lease, then Tenant shall so remove such Leasehold Improvements prior to the expiration of the Lease Term or by a later date mutually agreed upon in writing by Landlord and Tenant.  Landlord shall not have the right to require Tenant to remove any Leasehold Improvements or alterations at the end of the Lease Term unless Landlord specifically reserved such right at the time it approved the installation of such Leasehold Improvement or alteration by written notice (“Removal Notice”).

5.3                               Alterations Required by Law.  Subject to Landlord’s obligations set forth in section 2.3 above, and subject to the provisions of section 4.2 above, Tenant shall make any alteration, addition or change of any sort, whether structural or otherwise, to the Leased Premises which is required by any Law because of:

(i)                                    Tenant’s particular use or change of use of the Leased Premises;

(ii)                                Tenant’s application for any permit or governmental approval; or

(iii)                            Tenant’s construction or installation of any Leasehold Improvements or Trade Fixtures.

5.4                               Landlord’s Improvements.  All fixtures, improvements or equipment which are installed, constructed on, or attached to the Property by Landlord at its expense shall become a part of the realty and belong to Landlord including the furniture and all improvements provided to the Premises as a part of Landlord’s Work.

5.5                               Liens.  Tenant shall keep the Leased Premises and the Property free from any liens arising from any Leasehold Improvements or alterations and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises.  If any such claim or lien is recorded, Tenant shall bond against or discharge the same within 15 days after Tenant has received written Notice that the same has been recorded against the Leased Premises and/or the Property.

5.6                               Specialized Leasehold Improvements.  Notwithstanding anything in this Lease to the contrary, at the termination of the Lease and any renewals thereof, Tenant reserves the right to remove from the Premises any specialized tenant improvements related to Tenant’s operation of its business which Tenant installed and paid for so long as Tenant repairs any damage resulting from such removal and restores the affected areas to their condition immediately prior to the installation by Tenant of any such specialized improvements.

ARTICLE 6.

REPAIR AND MAINTENANCE

6.1                               Tenant’s Obligations to Maintain.  Except as otherwise provided in section 6.2 below and in article 11 of this Lease regarding the restoration of damage caused by fire and other perils, Tenant shall, at all times during the Lease Term, reasonably clean, keep, and maintain in good order and repair, in first class condition, ordinary wear and tear, acts of God, casualty and condemnation excepted, the Leased Premises, through regular inspections and servicing, including, but not limited to:

(i)                                    all plumbing and sewage fixtures (including all sinks, toilets, faucets and drains) within the Leased Premises;

(ii)                                all fixtures, interior walls, floors, carpets and ceilings within the Leased Premises;

(iii)                            all windows, doors, entrances, plate glass, showcases, within the Leased Premises, excluding cleaning both interior and exterior surfaces;

(iv)                             all electrical facilities, including all lighting fixtures, lamps, bulbs and tubes, fans, vents, and exhaust equipment, if any, within the Leased Premises other than Building-standard fixtures which shall be maintained by Landlord;

(v)                                 any automatic fire extinguisher equipment within the Leased Premises, other than Building systems which shall be maintained by Landlord; and

(vi)                             all heating, ventilating, air conditioning, electrical and utility systems within the Premises other than those systems servicing the Building, specifically including the two (2) ton air conditioning unit to the Server Room which shall exclusively serve the Leased Premises.

Tenant shall replace any damaged or broken glass within the Leased Premises (including all interior doors, windows, and showcases) with glass of like kind, size and quality.  Tenant shall repair any damage to the Leased Premises (including doors and windows) caused by vandalism or any unauthorized entry.  All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality.  If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of five thousand dollars ($5,000), then, except in the case of emergency,Tenant shall first obtain Landlord’s written approval of the scope of work, plans therefor, materials to be used, and the contractor, which approval shall not be unreasonably withheld, conditioned or delayed.  Neither Tenant, nor its agents, employees, guests, or contractors shall make any penetration(s) of the roof membrane over the Premises and Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and any such approved penetration(s) shall be made only by a licensed contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

Tenant shall (i) maintain, repair, and replace when necessary all HVAC equipment which is not part of a Building system and serves only the Leased Premises and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord which provides for the periodic inspection and servicing of the HVAC equipment at least once every one hundred twenty (120) days during the Lease Term. Landlord may elect at any time to assume responsibility for the maintenance, and repair of such HVAC equipment which serves only the Leased Premises, and if it does so, all costs incurred by it in performing such maintenance, repair and replacement shall be paid for by Tenant on a periodic basis as Additional Rent within thirty (30) days after receipt of a statement therefor from Landlord.  Notwithstanding the foregoing, in the event such HVAC equipment that is not part of the Building systems and serves only the Premises, including any HVAC equipment servicing the Tenant Server Room, requires replacement, Landlord shall be responsible, at its sole cost and expense, to replace such HVAC equipment; provided, however, Landlord shall have the right to charge Tenant for the amortized cost to replace such HVAC equipment as determined pursuant to section 6.8 below.

6.2                               Landlord’s Obligation to Maintain.  Landlord shall maintain and repair:

(i)                                    the roof membrane, roof covering and the structural portions of the roof;

(ii)                                the foundation of the Building;

(iii)                            exterior walls of the Building (subject to section 6.1. of this Lease) so that they are kept in good order and repair, reasonable wear and tear excepted;

(iv)                             the Common Areas;

(v)                                 any damages to the Premises caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees or contractors;

(vi)                             the structural portions of the Building;

(vii)                         the heating, ventilating, air conditioning (“HVAC”), electrical, water, sewer, plumbing, and any other building systems serving the Building and Premises, excluding such repairs that are specifically referred to in Section 6.1 above as a Tenant obligation; and

(viii)                     the janitorial services to the Leased Premises; and

(ix)                              Interior and exterior window washing on a schedule commensurate with a first class building.

Landlord shall not be responsible for repairs required by any accident, fire or other peril except as otherwise required by article 11, or for the cost of damage caused to any part of the Property by any negligent act or omission on the part of Tenant or its agents, contractors, or employees or invitees.  Landlord may engage contractors of its choice to perform the obligations required of it by this article, and the necessity of any expenditure to perform such obligations shall be at the reasonable discretion of Landlord. It is an express condition precedent to all obligations of Landlord to repair and maintain the Premises that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance, after which Landlord shall be given a reasonable opportunity to do same.

6.3                               Tenant’s Obligation to Reimburse.  As Additional Rent, Tenant shall pay Tenant’s Allocated Share of all “Common Operating Expenses” (as that term is defined, below).  Tenant shall make such payment in monthly installments due in advance with the installments of Base Monthly Rent on the first day of each calendar month of each calendar year, or part thereof, during the Lease Term (a “Lease Year”) in an amount equal, at Landlord’s election, to either (i) Tenant’s Allocated Share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, or (ii) one-twelfth (1/12) of Landlord’s reasonable estimate of Tenant’s Allocated Share of the Common Operating Expenses for the current Lease Year.  Within 90 days after the end of each Lease Year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord in accordance with this article during the just ending Lease Year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, within 20 days after receipt of delivery by Landlord to Tenant of said statement, to the end that Landlord shall receive the entire amount of Tenant’s Allocated Share of all Common Operating Expenses for such Lease Year and no more.

Tenant shall have the right, exercisable upon reasonable prior notice to Landlord in writing, to inspect Landlord’s books and records at Landlord’s office relating to Common Operating Expenses within 90 days of receipt of any statement for the same, for the purpose of verifying the charges contained in such statement (“Tenant’s Audit Right”).  Tenant may not withhold payment of such bill pending completion of such inspection. If such inspection reveals overpayment in excess of five percent (5%), then Landlord is to reimburse Tenant for its costs of inspection in addition to a refund of the overpayment within twenty (20) days after Tenant’s written notice thereof.

6.4                               Common Operating Expenses Defined.  The term “Common Operating Expenses” shall mean the sum of the following:

6.4.1                     All reasonable out of pocket costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following):

(i)                                    maintaining, cleaning, repairing and resurfacing the roof membrane and roof covering (including repair of leaks) and the exterior surfaces (including painting) of the building located on the Property;

(ii)                                maintaining and repairing the structural parts (including roof, foundation, floor slab, and load bearing walls) of the building located on the Property;

(iii)                            maintaining the liability, fire and property damage insurance covering the Property carried by Landlord pursuant to section 9.3 of this Lease (including the payment of “deductible” of up to $1,000 per occurrence, and the pre-payment of premiums for coverage of up to one year);

(iv)                             maintaining, repairing, operating, and replacing when necessary HVAC equipment, electrical and utility facilities, water, sewer, plumbing, and any other building systems or building service equipment;

(v)                                 providing utilities to the Common Area (including trash removal and water for landscaping irrigation);

(vi)                             complying with all applicable Laws and Private Restrictions to the extent such Laws and Private Restrictions come into effect after the execution of this Lease;

(vii)                         operating, maintaining, repairing, cleaning, painting, re-stripping, and resurfacing of the parking lot, driveway(s), sidewalks, curb, and gutters in the Common Area;

(viii)                     replacing or installing exterior lighting fixtures, directional or other signs and signals, irrigation systems and all landscaping in the Common Area;

(ix)                             providing janitorial services to the Building, including the Premises;

(x)                                 paying to the San Mateo County Assessor’s office Tenant’s Allocated Share of Real Property Taxes (as defined in section 8.1., hereinafter);

(xi)                             Intentionally Deleted.

6.4.2                     All additional reasonable costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Common Areas which, for federal income tax purposes, would be considered a deductible business expense; and

6.4.3                     That portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord to the extent involved in the performance of the work described by sections 6.4.1 and 6.4.2 of this Lease, that is fairly allocable to the Property; and

6.4.4                     An additional monthly management fee (“Management Fee”) amount equal to four percent (4%) of the Base Monthly Rent as compensation to Landlord for accounting and management services rendered by Landlord.

6.5                               Exclusions from Common Operating Expenses.  Notwithstanding the provisions of section 6.5 of this Lease, the Common Operating Expenses shall not include those costs and expenses incurred as a result of the following:

(a)                                 expenses paid by any tenants of Landlord directly to third parties, or as to which Landlord is otherwise reimbursed by any third party other than Tenant;

(b)                                 Landlord’s Federal or State Income, Franchise, Franchise, Inheritance, Transfer or State Taxes;

(c)                                  costs incurred by Landlord for the repair of damage to the Building, to the extent Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons;

(d)                                 depreciation, amortization and interest payments, except as specifically provided herein;

(e)                                  brokerage commissions, finder’s fees, attorney’s fees, space planning costs, marketing costs, cost associated with Landlord’s personnel and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(f)                                   interest, principal, points and fees on debt or amortization of any mortgage, deed of trust or other indebtedness encumbering the Building or the Property;

(g)                                 any ground lease rental;

(h)                                 costs (including permit, license and inspection costs) incurred with respect to the installation of tenant improvements for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating space for tenants or other occupants of the Building, including space planning and interior design costs and fees;

(i)                                    attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes involving present or prospective tenants or other occupants of the Building or the enforcement of leases with other occupants in the Building;

(j)                                    except for the administrative/management fees described in section 6.4.4 of this Lease, costs of Landlord’s general corporate overhead;

(k)                                 costs arising from Landlord’s charitable or political contributions;

(l)                                    costs occasioned by the act, omission, or violation of any Law by Landlord, any other occupant of the property or their respective agents, employees or contractors, or violation of any term or condition of any lease or contract;

(m)                             costs to correct any construction defect in the Property or to comply with any Private Restriction, underwriter’s requirement or Law applicable to the Property on the Commencement Date;

(n)                                 increases in insurance costs caused by the activities of another occupant of the Property, and co-insurance payments;

(o)                                 costs incurred in connection with the presence of any Hazardous Material (as defined below), except to the extent caused by Tenant’s release or emission of the Hazardous Material in question;

(p)                                 expense reserves;

(q)                                 any amount payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for late payment of taxes, utility bills or other such costs and

(r)                                    Expenses for Capital Improvements, except as set forth in section 6.8 hereof.

6.6                               Control of Common Area.  Landlord shall maintain the Common Area in first class condition. Landlord shall at all times have exclusive control of the Common Area.  Landlord may at any time temporarily close any part of the Common Area and exclude anyone from any part thereof, except the bona fide employees and invitees of Tenant and other occupants of the Property who have the non-exclusive right to use the surface of the Common Area.  Landlord may, from time-to-time, change the configuration or location of the Common Area or construct additional improvements on the Property, provided there is no material adverse effect on the Tenant and its business.  Landlord may, at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor:

(i)                                    change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, escalators, stairs, restrooms, parking areas, driveways, or other Common Areas of the Building; and

(ii)                                change the name and address of the Building other than to the name of a competitior of Tenant.

In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business or its access to or use of the Premises and parking and loading areas.

6.7                               Tenant’s Negligence.  Anything in this article to the contrary notwithstanding, Tenant shall pay for all damage to the Leased Premises or the Property caused by the negligent act or omission of Tenant, its employees, contractors or invitees, or by the failure of Tenant to promptly discharge its obligations under this Lease or comply with the terms of this Lease, but only to the extent such damage is not covered by insurance proceeds actually recovered by Landlord.

6.8                               Capital Improvements.  If any of Tenant’s obligations under article 6 of this Lease would require Tenant to pay all or any portion of any charge or Common Operating Expense which could be treated as a capital improvement under generally accepted accounting principles, then Tenant shall pay its share of such expense, as follows:

6.8.1                     The cost of such improvement shall be amortized over the useful life of the improvement as reasonably determined in accordance with GAAP with interest on the unamortized balance at the then prevailing market rate (but in no event to exceed ten percent (10%) per annum).  Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

6.8.2                     As a form of Additional Rent, Tenant shall pay Tenant’s Allocated Share of such amortization payment for each month after such improvement is completed until the first to occur of (i) the expiration of the Lease Term or (ii) the end of the term over which such costs were amortized, which amount shall be due at the same time the Base Monthly Rent is due.

Notwithstanding anything to the contrary, only those capital improvements which actually reduce Common Operating Expenses, are required by new laws, or are necessary for repair or replacement of any equipment or any equipment or any improvements to the Common Areas as required to operate the Property at the same quality levels as prior to the repair or replacement, shall be subject to amortization and reimbursement under this section 6.8 of the Lease.

ARTICLE 7.

WASTE DISPOSAL, UTILITIES & SERVICES

7.1                               Waste Disposal.  Tenant shall store its waste either inside the Leased Premises or within outside trash enclosures that are (i) fully fenced and screened in compliance with all Private Restrictions designed for such purpose to be used either exclusively by Tenant or in common with other occupants of the Property, as designated by Landlord, and (ii) first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and which such trash enclosures are provided by Landlord at no additional cost to Tenant.  All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures.  Landlord shall cause all of Tenant’s waste to be regularly removed from the Property.  Tenant shall keep all fire corridors and mechanical equipment rooms in the Leased Premises free and clear of all obstructions at all times.  Such waste containers provided by Landlord shall include proper containers for paper and cardboard recycling.

7.2                               Utilities.  Tenant shall promptly pay, as the same becomes due, all charges for water, gas, electricity, telephone, sewer service, and any other utilities, materials or services furnished directly to or used by Tenant on or about the Leased Premises during the Lease Term, including, without limitation, all hookup and installation costs, fees and expenses of any such utilities (excluding the hookup and installation costs of that certain two (2) ton HVAC unit to Tenant’s Server Room, but including the monthly energy charges for the use of such Server Room HVAC).  If any utility service is not separately metered to the Leased Premises, then Tenant shall pay its pro-rata share of the actual cost of such utility service with all others served by the service not separately metered.  However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord, at its election, may periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s estimate of the cost of Tenant’s excess use of such utility service.  In the event of any stoppage or interruption of services or utilities to the Leased Premises, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable.   Tenant shall have the right to audit all charges from Landlord pursuant to section 7.2 hereof (including the subsections thereof).

7.2.1                     Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 7.4 of this Lease.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the reasonable cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord.  If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 7.4 of this Lease, Tenant shall pay to Landlord, within ten (10) days after billing and as Additional Rent, the cost of such excess consumption, the reasonable cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as Additional Rent, the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 7.4 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such heat, ventilation or air conditioning to Tenant at such reasonable hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost within ten (10) days after billing, as Additional Rent.

7.2.2                     Interruption of Use.  Notwithstanding the foregoing to the contrary, Tenant shall be entitled to rent abatement if Tenant is unable to access or occupy all or a portion of the Leased Premises for a period longer than five consecutive days after Landlord’s receipt of written notice of the abatement event (the “Eligibility Period”), with the following provisos:  (i) that Tenant’s inability to occupy all or any portion of the Leased Premises is not caused by Tenant’s negligent or willful misconduct, (ii) that Tenant’s inability to occupy all or a portion of the Leased Premises is caused solely by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors, and (iii) that Tenant has caused to be delivered, and Landlord has received, written notice from Tenant informing Landlord that Tenant is unable to occupy the Leased Premises, and that this inability constitutes an identified abatement event, having been so identified in Tenant’s written notice to Landlord.  In this event, commencing forthwith upon expiration of the Eligibility Period, the rent payable under this Lease shall be proportionately abated or reduced for such time as Tenant continues to be prevented from using, and does not use, all or a portion of the Premises.

7.3                               Compliance with Rules, Regulations and Requirements.  Landlord shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control.  Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance, unless such compliance would render the Premises unusable by Tenant for a period of thirty (30) days or longer.  Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing energy or other resources consumption provided the same does not materially impair Tenant’s ability to run its business on the Premises.  Tenant agrees at all times to use commercially reasonable good faith efforts to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to maximize the efficient operation of the HVAC system and all other utility systems.  Following notice by Landlord, Tenant also agrees to reasonably keep and cause to be kept closed all window coverings when reasonably necessary because of the sun’s position.

7.4                               Standard Tenant Services.  Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

7.4.1                     Subject to reasonable changes implemented by Landlord, and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 5:30 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the “Holidays”).

7.4.2                     Landlord shall provide adequate electrical wiring and facilities and power for normal office use and for Building standard lighting as determined by Landlord.  Landlord shall designate the electricity utility provider from time to time.

7.4.3                     As part of Operating Expenses or Utilities Costs (as determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures on or about the Premises.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures installed by Tenant within the Premises.

7.4.4                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

7.4.5                     Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Property.

7.4.6                     Landlord shall provide nonexclusive automatic passenger elevator service at all times and shall provide prompt and immediate repair services to prevent any disruption in use by Building tenants.

ARTICLE 8.

REAL PROPERTY TAXES

8.1                               Real Property Taxes Defined.  The term “Real Property Taxes” as used herein shall mean:

(i)                                    all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments or principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership), or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Property; and the gross receipts, income, or rentals from the Property; or the use of parking areas, public utilities, or energy within the Property;

(ii)                                all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Property; and

(iii)                            all reasonable costs and fees (including reasonable attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.

If at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Property of Landlord’s interest therein or (ii) on or measured by the gross receipts, income, or rentals from the Property, on Landlord’s business of leasing the Property, or computing in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the term “Real Property Taxes.”  Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

8.2                               Tenant’s Obligation to Reimburse.  As Additional Rent, Tenant shall, subject to Tenant’s Audit Right, pay Tenant’s Allocated Share of all Real Property Taxes within twenty-five (25) days after being billed for the same by Landlord. If any part of the Property is separately assessed for purposes of any Real Property Tax, then Tenant shall, subject to Tenant’s Audit Right, pay that portion of such Real Property Tax as is fairly allocable to the Leased Premises, including Tenant’s Allocated Share of any such Real Property Tax assessed against the Common Area. If requested by Tenant in writing within 30 days of receipt of a bill for Tenant’s Allocated Share of Real Property Taxes, Landlord shall furnish Tenant with such evidence as is reasonably available to Landlord with respect to the amount of any Real Property Tax which is part of such bill.  Tenant may not withhold payment of such bill pending receipt and/or review of such evidence. If any Lender requires Landlord to impound Real Property Taxes on a periodic basis during the Lease Term, then Tenant, on prior written notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this article to Landlord on the same periodic basis in accordance with Lender’s requirements.  Landlord shall impound the Real Property Tax payments received from Tenant in accordance with requirements of the Lender.  Tenant shall have the right to audit all Real Property Taxes charged to Tenant.

8.3                               Taxes on Tenant’s Personal Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Lease Term.  Within a reasonable period after receipt of written demand from Landlord, Tenant shall furnish Landlord with reasonably satisfactory evidence of these payments.

8.4                               Tenant’s Improvements.  If any of the Alterations and/or Leasehold Improvements constructed and/or installed in the Leased Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not the same affect the Real Property so as to become part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which the Building standard improvements are assessed, then the Real Property Taxes and assessments levied against the Building by reason of such excess assessed valuation shall be governed by the provisions of section 8.2 of this Lease.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether the Alterations and/or Leasehold Improvements are assessed at a higher valuation than the Building standard improvements, such records shall be binding on both the Landlord and Tenant.  If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual costs of construction shall be used.

ARTICLE 9.

INSURANCE

9.1                               Tenant’s Insurance.  Tenant shall maintain in full force and effect during the Lease Term the following insurance:

9.1.1                     Tenant shall maintain a policy or policies of commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Leased Premises with combined single limit coverage of not less than the amount of Tenant’s Minimum Liability Insurance set forth in section 1.10 of this Lease.  Such commercial general liability insurance shall contain fire damage coverage and a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in section 10.3 of this Lease.  If Landlord’s Lender, insurance advisor reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall increase such coverage to such amount as Landlord’s Lender, insurance advisor reasonably deem adequate, not to exceed the level of coverage then commonly carried by comparable businesses similarly situated; provided, however, that no such request may be made more than one time during the Term and, if applicable, one time during the Extension Term.

9.1.2                     Tenant shall maintain a policy or policies of fire and property damage insurance in ‘all risk” form with a sprinkler leakage endorsement (if the Building contains fire sprinklers) insuring the personal property, inventory, Trade Fixtures, and Leasehold Improvements within the Leased Premises for the full replacement value thereof.  The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

9.1.3                     Tenant shall maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

9.1.4                     Landlord and such others as it shall reasonably designate with an interest in the Property, shall be named as additional insureds on the policies of insurance described in sections 9.1.1 and 9.1.2 of this Lease, above.  All insurance required by this paragraph:

(i)                                    shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord;

(ii)                                shall be in a form reasonably satisfactory to Landlord;

(iii)                            shall be carried with companies with a rating of no less than A-X or better in Best’s Insurance Guide and licensed to do business in the State of California, reasonably acceptable to Landlord;

(iv)                             shall provide that Tenant’s insurers shall use good faith efforts to provide at least 10 days’ prior written notice to Landlord in the event of cancellation or change; and

(v)                                 shall not have a “deductible” in excess of five thousand dollars ($5,000) per occurrence.

Certificates of insurance for such policy or policies shall be deposited with Landlord prior to the time Tenant enters into possession of the Leased Premises and upon renewal of such policies, but not less than 10 days prior to the expiration of the term of such coverage.

9.1.5                     Extra Expense Coverage.  Tenant shall further procure and maintain extra expense coverage, with coverage amounts sufficient to, and which shall, reimburse Tenant for all charges and costs incurred arising out of all Perils covered by Tenant’s property insurance including, but not limited to, coverage for prevention of, or denial of use of, or denial of access to, all or part of the Premises, occurring as a result of those Peril(s). Such extra expense coverage insurance shall provide coverage for not less than 12 months’ of charges and costs contemplated in the Lease, and shall be carried in amounts necessary to avoid any co-insurance penalty which could apply. The extra expense insurance coverage shall be issued by the insurer who provides Tenant’s other first party coverage.

9.2                               Release and Waiver of Subrogation. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver.  However, if one party is unable to obtain a waiver of subrogation, then the other party shall not be required to maintain such waiver.  If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies without regard to the negligence of either party; further, in such event the parties hereto release each other and their respective agents, employees, and contractors from any claims of injury or damage to property caused by, or resulting from, risks insured under any property insurance policies required to be carried by the parties hereunder and in force at the time of the damage.

9.3                               Landlord’s Real Property Insurance.  Landlord shall purchase and keep in force policies of insurance:

(i)                                    covering loss or damage to the Building and Tenant Improvements by reason of fire (extended coverage), flood and/or earthquake (if available and available at commercially reasonable cost in Landlord’s reasonable discretion, or if required by Lender) and those perils included within the classification of “all risks” insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Building as determined by insurance company appraisers or Landlord’s insurance broker; plus

(ii)                                Landlord’s liability insurance in an amount equal to or greater than Tenant’s Minimum Liability Insurance coverage; plus

(iii)                            rental income insurance in the amount of one hundred percent (100%) of up to 12 months’ Base Monthly Rent, plus sums paid during such period as Additional Rent.

Such coverage shall exclude routine maintenance and repairs and incidental damage caused by accidents or vandalism for which Tenant is responsible under section 9 of this Lease.  Tenant agrees to pay to Landlord, as Additional Rent in accordance with section 3.2(2) of this Lease, the cost of such insurance coverage, including the premiums and commercially reasonable deductibles for any such coverage obtained by Landlord; or, if Tenant does not lease the entire Building, then Tenant’s Allocated Share of the costs of such insurance coverage which shall be allocated during the term of this Lease to the Premises by the Building Gross Leasable Area.  If such insurance cost is increased due to Tenant’s particular use of the Premises, Tenant agrees to pay to Landlord the full costs of such increase. Tenant shall have no interest in, nor any right to, the proceeds of any insurance procured by Landlord for or with respect to the Premises other than proceeds for any improvements which Tenant is required to restore hereunder.

ARTICLE 10.

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1                        Limitation on Landlord’s Liability.  Except as expressly provided to the contrary elsewhere in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to any abatement of rent, for any injury to Tenant, its agents, employees, contractors, or invitees; damage to Tenant’s property; or loss to Tenant’s business resulting from any cause, including, without limitation, any:

(i)                                    failure, interruption or installation of any heating, ventilation and/or air-conditioning system or other utility system or service;

(ii)                                failure to furnish, or delay in furnishing any utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Leased Premises or Building;

(iii)                            the limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility whatsoever serving the Leased Premises or Building

(iv)                             vandalism or forcible entry by unauthorized person(s); or

(v)                                 penetration of water into or onto any portion of the Leased Premises or the Common Area through roof leaks or otherwise.

Notwithstanding the foregoing, Landlord shall be liable for such injury, damage or loss which is proximately caused by Landlord’s negligence or willful misconduct, or that of its agents, employees or contractors, or Landlord’s breach of this Lease, but only to the extent such injury, damage or loss is not covered by insurance actually carried pursuant to this Lease.

10.2                        Limitation on Landlord’s and Tenant’s Recourse.  Landlord and Tenant expressly agree that so long as Landlord and Tenant under this Lease shall be and remain a corporation, trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity, that:

(i)                                    the respective obligations of Landlord and Tenant under this Lease shall not constitute personal obligations of the officers, directors, members, trustees, partners, joint venturers,  owners, stockholders, or other principals or representatives of such respective business entities, and

(ii)                                Landlord and Tenant shall have recourse only to the respective assets of such business entity party hereto, and the sales, rental, insurance and condemnation proceeds therefrom, for the satisfaction of such obligations and not against the assets of such officers, members, directors, trustees, partners, joint venturers,  owners, stockholders, principals, or representatives, other than to the extent of their interest in the assets (and above-referenced proceeds) owned by such respective business entity.

10.3                        Indemnification of Landlord.  Tenant shall hold harmless, indemnify and defend Landlord, and its employees and agents, and contractors, with counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage:

(i)                                    resulting from any cause or causes whatsoever (other than the negligence or willful misconduct of Landlord, its agents, employees or contractors) occurring in or about or resulting from any occurrence in the Leased Premises during the Lease Term; or

(ii)                                resulting from the negligence or willful misconduct of Tenant, its agents, employees and contractors, wherever the same may occur.

The provisions of this paragraph shall be subject to the waiver of subrogation in section 9.2 hereof, and shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

10.4                        Indemnification of Tenant. Landlord shall hold harmless, indemnify and defend Tenant, and its employees and agents, and contractors, with counsel reasonably satisfactory to Tenant, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage:

(i)                                    resulting from any cause or causes whatsoever (other than the negligence or willful misconduct of Tenant, its agents, employees or contractors)

occurring in or about or resulting from any occurrence at the Property (other than in the Leased Premises) during the Lease Term; or

(ii)                                resulting from the negligence or willful misconduct of Landlord, its agents, employees and contractors, wherever the same may occur.

The provisions of this paragraph shall be subject to the waiver of subrogation in section 9.2 hereof, and shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or sooner termination.

10.5                        Consequential Damages.  Notwithstanding anything to the contrary contained in this Lease, in no event shall either party be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease.  The provisions of this section 10.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 11.

DAMAGE TO LEASED PREMISES

11.1                        Landlord’s Duty to Restore.  If the Leased Premises are damaged by any Peril (as hereinafter defined) after the Effective Date of this Lease, Landlord shall restore the Leased Premises unless the Lease is terminated by Landlord pursuant to section 11.2 of this Lease or by Tenant pursuant to section 11.3 of this Lease.  All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to section 9.3 of this Lease shall be paid to, and become the property of, Landlord.  All insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to, and become the property of, Landlord.

If this Lease is not so terminated, then, upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises to the extent then allowed by Law, to substantially the same condition in which the Leased Premises existed immediately prior to such damage.  Landlord’s obligation to restore the Leased Premises shall be limited to the Leased Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Leasehold Improvements, Trade Fixtures and/or personal property constructed or installed by Tenant in the Leased Premises. Tenant may forthwith replace or fully repair all Leasehold Improvements and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction.

Notwithstanding the above, Tenant agrees to promptly (within 48 hours) notify Landlord in writing of any damage to the Premises resulting from fire, flood, earthquake,

vandalism, or any other identifiable event of a sudden, unexpected or unusual nature (“Peril”).

11.2                        Landlord’s Right to Terminate.  Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such notice.

11.2.1              Subject to Landlord’s insurance obligations under Section 9.3 hereunder, the Building is damaged by any Peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (“Covered Peril”), to such an extent that the estimated cost to restore the Building equals or exceeds fifty percent (50%) of the then-replacement value thereof;

11.2.2              Subject to Landlord’s insurance obligations under Section 9.3 hereunder, the Building is damaged by any Peril not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Building equals or exceeds twenty-five percent (25%) of the then-replacement value thereof;

11.2.3              The Leased Premises are damaged by any Covered Peril within six months prior to the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this section 11.2.3 of this Lease if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within 15 days following the date of Landlord’s termination notice; or

11.2.4              The Building is damaged by any Covered Peril and, because of the Laws then in force, the Building either:

(i)                                    may not be restored at reasonable cost to substantially the same condition in which it existed prior to such damage; or

(ii)                                may not be used for the same use being made thereof before such damage whether or not restored as required by this article.

Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Prepaid Rent (if applicable) and the Security Deposit (less any permitted deductions) to Tenant.

11.3                        Tenant’s Right to Terminate.  If the Leased Premises are damaged by any Peril not caused by Tenant, and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to section 11.2 of this Lease, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed.  Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within 30 days after Tenant’s receipt of Landlord’s contractor’s estimate of the time needed to complete such restoration:

11.3.1              The Leased Premises are damaged by any Peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 180 days after the date of such damage; or

11.3.2              The Leased Premises are damaged by any Peril within 12 months prior to the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within 90 days after the date of such damage;  provided, however, that if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease, and Tenant exercises such option to so further extend the Lease Term within 15 days following the date of receipt of the opinion of Landlord’s consultant (provided any such election shall be at Tenant’s sole option), Tenant shall not exercise its termination right and Landlord shall restore the Premise as provided in this section 11.3.

Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Prepaid Rent (if applicable) and the Security Deposit (less any permitted deductions) to Tenant.

11.4                        Abatement of Rent.  In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent and Additional Rent shall be temporarily abated during the period of damage and restoration in proportion to the degree to which Tenant’s access to or use of the Common Areas and Leased Premises is impaired by such damage.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s property or any inconvenience or annoyance caused by such damage or restoration.  Tenant hereby waives the provisions of California Civil Code §§ 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

11.5                        Tenant’s Costs and Insurance Proceeds.  Upon damage or destruction of all or any part of the Premises by a Covered Peril, Tenant shall immediately deliver to Landlord all property insurance proceeds received by Tenant with respect to the Leasehold Improvements and any Alterations, but excluding proceeds for Tenant’s Trade Fixtures, furniture, fixtures, equipment and other personal property, whether or not this Lease is terminated as permitted in this article 11 of this Lease, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds.  If, as a result of Tenant’s failure to obtain the required insurance for the full replacement cost of the Leasehold Improvements and the Alterations, Tenant fails to receive insurance proceeds covering the full replacement cost of the Leasehold Improvements and the Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such items, and upon any damage or destruction thereto, Tenant shall pay to Landlord within 20 days after receipt of Landlord’s written request therefor,  the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Tenant’s insurance with respect to such items.

11.6                        Waiver of Statutory Provisions.  The provisions of this Lease, including those in this article 11, constitute an express agreement between Landlord and Tenant that applies in the event of any Covered Peril to the Premises or the Building. Tenant, therefore, fully waives the provisions of any statute or regulation, including California Civil Code sections 1932(2) and 1933(4), for any rights or obligations concerning a Covered Peril.

ARTICLE 12.

CONDEMNATION

12.1                        Taking of Leased Premises.  If all or any part of the Leased Premises exceeding twenty-five percent (25%) of such Leased Premises are taken by means of:

(i)                                    any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise;

(ii)                                a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending; or

(iii)                            any taking by inverse condemnation (collectively, a “Condemnation”),

either Landlord or Tenant shall have the option to terminate this Lease.  If all or any part of the Leased Premises exceeding ten percent (10%) of such Leased Premises are taken by Condemnation and the Leased Premises cannot be reconstructed within ninety (90) days and thereby made reasonably suitable for Tenant’s continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease.  Any such option to terminate by either Landlord or Tenant must be exercised within 15 business days after written notice from Landlord as to the estimated time required to reconstruct the Leased Premises as set forth herein, to be effective as of the date that possession of the Leased Premises is taken by the condemnor.  Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Prepaid Rent (if applicable) and the Security Deposit (less any permitted deductions) to Tenant.

12.2                        Taking of Common Area.  Tenant shall have the option to terminate this Lease if there is a taking of any part of the Common Area which serves the Building and, as a result of such taking:

(i)                                    Landlord cannot provide Tenant with access to the Property and the non-exclusive right to use parking spaces within a reasonable walking distance of the Leased Premises, equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant’s use by section 2.1 of this Lease, whether by rearrangement of the remaining parking areas in the Common Area (including re-stripping for compact cars where permitted by Law), or by alternative parking facilities on other land of Landlord within reasonable walking distance of the Leased Premises; or

(ii)                                Tenant’s use of the Leased Premises is materially and adversely affected by reason of a taking of loading docks or loading areas serving the Leased Premises.

Tenant must exercise such option within a reasonable period of time, to be effective on the date that possession of that portion of the Common Area that is condemned is taken by the condemnor.  Neither party shall have any further obligations under this Lease after such termination, except for Landlord’s obligation to return the Prepaid Rent (if applicable) and the Security Deposit (less any permitted deductions) to Tenant.

12.3                        Restoration Following the Taking.  If any part of the Leased Premises or the Common Area is taken by Condemnation and this Lease is not terminated, then Landlord shall make all repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Property.

12.4                        Abatement of Rent.  If any portion of the Leased Premises is taken by Condemnation and this Lease is not terminated, then, as of the date possession is taken, the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the floor area of that part of the Leased Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Leased Premises.

12.5                        Temporary Taking.  If any portion of the Leased Premises exceeding twenty-five percent (25%) of the Leased Premises is temporarily taken by Condemnation for a period which either exceeds 30 days or which extends beyond the natural expiration of the Lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.  Neither party shall have any further obligations under this Lease after such termination.

12.6                        Division of Condemnation Award.  Any award made as a result of any Condemnation of the Leased Premises or Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any Condemnation award made directly to Tenant:

(i)                                    for the taking of personal property or Trade Fixtures belonging to Tenant;

(ii)                                for the interruption of Tenant’s business or its moving costs;

(iii)                            for loss of Tenant’s goodwill; or

(iv)                             for any temporary taking where this Lease is not terminated as a result of such taking.

The rights of Landlord and Tenant regarding any Condemnation shall be determined as provided in this article.  Each party hereby waives the provisions of California Code of Civil Procedure section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises.

ARTICLE 13.

DEFAULT AND REMEDIES

13.1                        Events of Tenant’s Default.  Tenant shall be in default (“Tenant’s Default” or “Default”) of its obligations under this Lease if any of the following events shall occur:

13.1.1     Tenant’s abandonment of the Leased Premises, as defined by Civil Code § 1951.3, while Tenant is in Default of any obligation to pay Rent hereunder;

13.1.2     Failure to pay any installment of rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after written notice that such sum is past due;

13.1.3     A general assignment by Tenant for the benefit of creditors;

13.1.4              The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a voluntary petition for reorganization, or the filing of an involuntary petition for reorganization or an involuntary petition by Tenant’s creditors, said involuntary petition remaining undischarged for a period of 60 days;

13.1.5              Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Leased Premises, such attachment or other seizure remaining undismissed or undischarged for a period of 60 days after the levy thereof;

13.1.6              Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or financial statement within ten (10) business days after written notice from Landlord that such executed documents or financial statements have not been received within the time periods and in the manner required by article 17 of this Lease;

13.1.7              An assignment or sublease of this Lease or the Leased Premises by Tenant contrary to the provisions of article 14 of this Lease;

13.1.8              Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in section 3.6 of this Lease;

13.1.9              Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other sections of this article 13 of this Lease, which shall be governed by such other sections), which failure continues for 30 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

13.1.10 Chronic Delinquency by Tenant in the Payment of Rent or any other Periodic Payments Required, under the Lease, to be Paid by Tenant.  “Chronic Delinquency” shall mean and describe the failure by Tenant, for three months (whether consecutive or non-consecutive) of any 12 month period,  to pay the Rent or any other payments required, under the Lease, to be paid or reimbursed by Tenant to Landlord, within five days after the same is due.  In the event Tenant is “chronically delinquent,” then Landlord shall have the right to require that Tenant pay its Rent on a quarterly basis, in advance.  This remedy is cumulative and in addition to Landlord’s other remedies for Default, whether at law and under the terms of this Lease.

13.2                        Landlord’s Remedies.  In the event of any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

13.2.1              Landlord may, at Landlord’s election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under the Lease, including:

(i)                                    the right to recover the rent and other sums as they become due by appropriate legal action;

(ii)                                the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant; and

(iii)                            the remedies of injunctive relief and specific enforcement to compel Tenant to perform its obligations under this Lease.

13.2.2              Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice.  Any termination hereunder shall not relieve Tenant from its obligation to pay any sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

A.                                    appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

B.                                    consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

C.                                    any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any Default by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises or any action taken to re-let the Leased Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

13.2.3              In the event of a Tenant Default, wherein Tenant abandons the Leased Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease.  No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by section 13.2.2, subparagraphs A, B and C immediately preceding, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code § 1951.4, as in effect on the Effective Date of this Lease.

13.2.4              In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in Civil Code § 1951.2 as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to California Civil Code § 1951.2:

(i)                                    the Agreed Interest Rate shall be used where permitted; and

(ii)                                rent due under this Lease shall include Base Monthly Rent and all other rent hereunder, prorated on a monthly basis where necessary to compute such damages.

Such damages shall include, without limitation:

A.                                    the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

B.                                    any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following:

(i)                                    reasonable expenses for cleaning, repairing or restoring the Leased Premises;

(ii)                                reasonable expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise);

(iii)                            reasonable broker’s fees, advertising costs and other expenses of reletting the Leased Premises;

(iv)                             costs of carrying the Leased Premises, such as taxes, insurance premiums, utilities, and security precautions;

(v)                                 reasonable expenses in retaking possession of the Leased Premises; and

(vi)                             reasonable attorneys’ fees and court costs incurred by Landlord in retaking possession of the Leased Premises and in re-leasing the Leased Premises or otherwise incurred as a result of Tenant’s default.

13.2.5              Nothing in this section shall limit Landlord’s right to indemnification from Tenant as provided in sections 10.2 and 10.5 of this Lease.

13.3                        Landlord’s Default and Tenant’s Remedies.  In the event Landlord fails to perform any of its obligations under this Lease and fails to cure such default within a reasonable period in light of all the circumstances, and in no event later than 30 days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said 30 day period, or fails to commence such cure within said 30 day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said 30 day period, then Tenant shall have the following remedies only:

13.3.1              Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as expressly provided in this Lease).

13.3.2              Tenant, at its option, may cure any default of Landlord at Landlord’s cost. If Tenant at any time by reason of Landlord’s default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the Agreed Interest Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

13.3.3              Tenant waives the provisions of sections 1932, 1933(4), 1941, and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease.  Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any Default by Tenant.

13.4                        Waiver.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.  Moreover, if Landlord accepts a partial payment of rent after the delivery to Tenant of a three day notice to pay or quit and/or after filing an unlawful detainer complaint pursuant to California Code of Civil Procedure section 1166, the Landlord’s acceptance of partial payment is only evidence of that payment, without waiver of any rights, including any right Landlord may have to recover possession of the Leased Premises.

ARTICLE 14.

ASSIGNMENT AND SUBLEASING

14.1                        By Tenant.

A.                                    Other than a Voluntary Permitted Transfer (as hereinafter defined) Tenant shall not voluntarily or by operation of law:

(1)                                 mortgage, pledge, hypothecate or encumber this Lease or any interest herein;

(2)                                 assign or transfer this Lease or any interest herein,

(3)                                 sublet the Leased Premises or any part thereof, or any right or privilege appurtenant thereto; or

(4)                                 allow any other person (the employees, agents, and invitees of Tenant excepted) to occupy or use the Leased Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably (“Transfer Request”).

B.                                    When Tenant requests Landlord’s consent to such assignment or subletting, Landlord shall have the option, to be exercised within ten (10 business days of receipt of the foregoing request, to:

(1)                                 cancel this Lease as of the Commencement Date stated in the proposed sublease or assignment, if such sublease or assignment is for the entire Premises for the balance of the Term (provided, however, that if Landlord exercises such cancellation right Tenant shall have the right to rescind Tenant’s request for consent by providing Landlord with written notice of such rescission within five business days after receipt of Landlord’s notice of cancellation); or

(2)                                 (Intentionally Omitted); or

(3)                                 consent to the proposed assignment or sublease; or

(4)                                 refuse to give its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld, conditioned or delayed.  In this regard:

14.1.1              Other than a Voluntary Permitted Transfer, any subletting, assignment, or encumbrance without Landlord’s prior consent shall be voidable and, at Landlord’s election, shall constitute a Default.

14.1.2              Tenant agrees to reimburse Landlord all reasonable costs and attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance, none of which shall be effective until Tenant shall have paid such costs and fees, which shall not exceed the sum of three thousand dollars ($3,000) for any single requested subletting, assignment or encumbrance.

14.1.3              Consent by Landlord to one or more assignments or encumbrances of this Lease, or to one or more instances of subletting of the Leased Premises, shall not be deemed to be a consent to any subsequent assignment, encumbrances, or subletting.

14.1.4              No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor as a consent by Landlord to any assignment or subletting.

14.1.5              If Tenant is a corporation, any dissolution or other reorganization of Tenant (except as permitted by section 14.1.8), or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors.  If Tenant is a partnership or a limited liability company, a withdrawal or change, voluntary, involuntary or by operation of law, of any general partner or member(s), or the dissolution of the partnership or limited liability company, shall be deemed a voluntary assignment.

14.1.6              If Tenant assigns or sublets its interest (or any portion thereof) in this Lease in accordance with this article, then Tenant shall pay to Landlord fifty percent (50%) of all net consideration received by Tenant in excess of the rent under the Lease as a result of such assignment as and when received by Tenant as allowed by Civil Code section 1995.240, if any, after deducting any cost incurred for advertising and other marketing expenses, leasing commission, attorney fees and tenant improvements (“Allowed Transfer Costs”).  For purposes of this section 14, the proceeds from Tenant’s sale or lease of Tenant’s personal property to the proposed transferee, and the proceeds from any Voluntary Permitted Transfer, shall not be deemed consideration received by Tenant.

If Tenant sublets all or part of the Leased Premises in accordance with this article, then Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all rent and other consideration paid by the subtenant to Tenant less (ii) Allowed Transfer Costs incurred by Tenant incident to the sublease agreement (including an amount equal to the resulting product of the rent payable hereunder to Landlord by Tenant during the time period covered by such payments by the subtenant times a fraction whose numerator is the leasable area of that portion of the Leased Premises so sublet and whose denominator is Tenant’s Gross Leasable Area).

Said consideration shall be payable to Landlord on the same basis, whether periodic or in lump sum, that such consideration is paid to Tenant by its subtenant after all Allowed Transfer Costs theretofore paid by Tenant have been recouped.  Immediately following its execution, Tenant shall deliver to Landlord a true copy of any permitted assignment or sublease.  At the time Tenant makes any payment to Landlord required by this section 14.1.6, Tenant shall deliver an itemized statement of the method by which the amount due Landlord was calculated, certified by Tenant as true and correct.

Landlord shall have the reasonable right to inspect Tenant’s books and records relating to the payments due pursuant to this section by providing prior written notice to Tenant.

14.1.7              Tenant shall give Landlord at least 15 days prior written notice of any desired Transfer and of the proposed terms of such Transfer, including, but not limited to:

(i)                                    the name and legal composition of the proposed Transferee;

(ii)                                an audited financial statement, if available, or any unaudited financial statement if an audited statement is not available, of the Transferee prepared in accordance with generally accepted accounting principles for a period ending not more than one year prior to the proposed effective date of the Transfer;

(iii)                            the nature of the proposed Transferee’s business to be carried on in the Leased Premises;

(iv)                             all consideration to be given on account of the Transfer;

(v)                                 a current financial statement of Tenant; and

(vi)                             such other information as may be reasonably requested by Landlord.

Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information required by section 14.1.7.

If Landlord should fail to notify Tenant, in writing, of Landlord’s decision whether to consent to or deny Tenant’s proposed Transfer within 10 business days following Landlord’s receipt of all information required by subsections 14.1.7 (i through vi), then Landlord shall be deemed to have consented to the proposed Transfer.

14.1.8              Notwithstanding the provisions of sections 14.1. through 14.1.7. to the contrary, Tenant may, without Landlord’s consent effect a change of control as contemplated by section 14.1.5, permit the assignment to occupancy by, or sublet all or any portion of the Leased Premises or assign the Lease to: (i) a subsidiary, parent, affiliate, division, corporation or other entity controlling, controlled by or under common control with Tenant; or (ii) any direct purchaser of the outstanding equity ownership of Tenant; or (iii) a successor corporation or entity related to Tenant by merger, consolidation, reorganization, acquisition of capital stock or assets, or government action; or (iv) any person or entity acquiring all or substantially all of the assets of Tenant.  In addition, any transfer of shares of stock of Tenant traded over a recognized security exchange or over-the-counter market shall not be deemed a transfer or an assignment of this Lease, and Tenant, if it is not a public company, shall be permitted to engage in an initial public offering of its shares on a recognized security exchange, and any private placement with a venture capital firm or other equity investor, wherein such venture capital firm or other equity investor receives stock in Tenant, shall not be deemed a transfer or assignment of this Lease.  However, no such subletting or assignment, even without the consent of Landlord, shall relieve Tenant of its primary obligation to pay rent and perform all of the other obligations to be performed by Tenant hereunder for which it will remain liable. Any of the above transfers shall be considered a “Voluntary Permitted Transfer” of Tenant’s interest in this Lease.  Under any such Voluntary Permitted Transfer, Tenant and any assignee(s) or transferee(s) shall be, and agree to be, fully liable for all of the obligations of Tenant due under the Lease.  Moreover, Tenant and such assignee(s) or transferee(s) must notify Landlord in writing of such subletting or assignment described in this section 14.1.8 within 15 days following the transfer, and the assignee(s) or transferee(s) must expressly agree, in a written document reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under the Lease.  A failure to do so shall not relieve such assignee(s) or transferee(s) from liability for all obligations of Tenant due under the Lease.  Landlord’s recapture right and right to 50% of excess rents shall not apply to a Voluntary Permitted Transfer.

14.1.9              Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this article 14 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Leased Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof, are, for the purposes of California Civil Code section 1951.4, as amended from time-to-time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Leased Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the

Leased Premises, or to allow any other person to occupy or use the Leased Premises or any portion thereof.

14.2                        By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in the Leased Premises and the Property at any time and to any person or entity.  In event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor) from the date of such transfer:

(i)                                    shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer; and

(ii)                                shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer only if its transferee agrees to assume and be bound by the terms of this Lease and to perform all obligations of the Landlord hereunder.

(iii)                               Landlord shall not be relieved of its liability for the Security Deposit unless actually transferred to the new owner and the new owner assumes responsibility therefor.

ARTICLE 15.

TERMINATION

15.1                        Surrender of the Leased Premises.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s Trade Fixtures and other personal property, and vacate and surrender the Leased Premises to Landlord in the same condition as existed at the Commencement Date, reasonable wear and tear and damage by fire or other casualty or condemnation excepted, with all interior walls cleaned, all carpets shampooed and cleaned, all HVAC equipment serving only the Leased Premises (i.e., the two (2) ton unit to the Server Room) in operating order and in good repair, and all floors cleaned, all to the reasonable satisfaction of Landlord.

If Landlord so requests and provided Landlord duly delivered a Removal Notice with respect thereto, Tenant shall, not later than the expiration or sooner termination of this Lease, remove any Leasehold Improvements installed by Tenant after the Commencement Date designated by Landlord and repair all damage caused by such removal.  If the Leased Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all actual and reasonable costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate.    Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant, upon written notice to Tenant and five business days from receipt of such notice to remove said property, and title to same shall thereupon pass to Landlord without compensation to Tenant.  Landlord may, upon termination of this Lease and five business days’ prior notice to Tenant, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost.  Nothing contained herein shall be construed as an extension of the Term hereof or as consent by Landlord to any holding over by Tenant.  The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or sub-tenancies or operate as an assignment to Landlord of all or any such subleases or sub-tenancies.

15.2                        Holding Over.  This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease. Any holding over after such expiration with or without the consent of Landlord shall be construed to be a tenancy from month-to-month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent required during the last month of the Lease Term.  Unless expressly consented to by Landlord, nothing in this section 15.2 shall limit Landlord’s rights or remedies, or be deemed a consent to any holdover.

ARTICLE 16.

LANDLORD’S RIGHT TO ENTER

16.1                        Landlord’s Right to Enter.  Tenant shall permit Landlord and its agents to enter the Leased Premises at all reasonable times following no less than 24-hours prior notice in the company of a representative of Tenant (if Tenant so desires) and consistent with Tenant’s security procedures, except in the cases of emergencies, for the purpose of:

(i)                                    inspecting the same;

(ii)                                posting notices of non-responsibility;

(iii)                            supplying any service to be provided by Landlord to Tenant;

(iv)                             showing the Leased Premises to prospective purchasers, mortgagees or tenants;

(v)                                 making necessary repairs;

(vi)                             performing Tenant’s obligation when Tenant has failed to do so after written notice from Landlord and reasonable opportunity to cure;

(vii)                         placing upon the Leased Premises ordinary “for lease” signs during the last six months of the Term, or “for sale” signs; or

(viii)                     in the case of an emergency.

Notwithstanding the above, unless Tenant is in Default under the provisions of section 13.1 of this Lease, Landlord may show the Leased Premises to new tenants Premises only during the last six months of the Lease Term, upon reasonable advance notice to Tenant if such a showing would be during normal business hours, otherwise twenty-four hours advance notice to Tenant.  For each of the aforesaid purposes, Landlord may enter the Leased Premises by means of a master key, and Landlord shall have the right to use any and all means Landlord may deem reasonably necessary and proper to open the doors of the Leased Premises in an emergency.  Any entry to the Leased Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Leased Premises, nor an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof.  Notwithstanding anything to the contrary contained in this Lease, any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary and shall comply with Tenant’s reasonable security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Leased Premises, except in the case of an emergency or Tenant’s having vacated or abandoned the Leased Premises.

ARTICLE 17.

MORTGAGES AND TRANSFER

17.1                        Subordination.  In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and Building in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord, execute in writing an agreement in form reasonably satisfactory to Tenant subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease.  Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.  With respect to any encumbrance on the Property to be recorded after the execution hereof, no subordination of Tenant’s rights under this Lease shall be effective unless and until the Tenant has received a non-disturbance agreement from the holder of the encumbrance in recordable commercially reasonable form.  With respect to any Lenders currently holding encumbrances on the Property, Landlord will make best effort to deliver to Tenant, within sixty (60) days after the Effective Date of this Lease, a non-disturbance agreement confirming the agreement of any such Lender not to disturb

Tenant’s possession of the Premises, which shall be in form reasonably satisfactory to Tenant.

17.2                        Tenant’s Attornment.  Tenant shall attorn:

(i)                                    to any purchaser of the Building or Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building and/or the Property;

(ii)                                to any grantee or transferee designated in any deed given in lieu of foreclosure, or

(iii)                            to the lessor under any underlying ground lease should such ground lease be terminated.

17.3                        Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant shall use commercially reasonable efforts to give notice by registered mail to any Lender or lessor under any underlying ground lease whose name and address have been provided to Tenant, and Tenant shall use commercially reasonable efforts to offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

17.4                        Estoppel Certificates.  At all times during the Lease Term following receipt of any reasonable written request by Landlord, Tenant agrees to promptly (within ten (10) business days) execute and deliver to Landlord an estoppel certificate, except as otherwise set forth in such request,

(i)                                    certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect;

(ii)                                stating the date to which the rent and other charges are paid in advance, if any;

(iii)                            acknowledging that there is not, to Tenant’s actual knowledge, any uncured default on the part of Landlord hereunder; and, if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults; and

(iv)                             certifying such other information about the Lease as may be reasonably required by Landlord.

Tenant’s failure to deliver an estoppel certificate within ten (10) business days after receipt of Landlord’s request therefore shall be a conclusive admission by Tenant that, as of the date of the request for such statement:

(i)                                    this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect;

(ii)                                there are no uncured defaults in Landlord’s performance; and

(iii)                            no rent has been paid in advance.

17.5                        Financial Statements.  At any time during the Lease Term, Tenant shall, within 10 business days after receipt of prior written notice from Landlord, provide the most recent financial statement of Tenant, which includes within it Tenant’s financial information, as well as financial statements covering the 24 month period prior to the date of such most recent financial statements to Landlord and to any existing Lender, potential Lender, buyer and/or potential buyer of the Premises.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant’s parent, shall be audited by an independent Certified Public Accountant.  All such financial statements provided by Tenant to Landlord shall remain confidential; provided that Landlord may disclose such financial information to Landlord’s accountants, attorneys, investors, employees, lender, prospective lender, prospective buyer(s) and their real estate agents or others as required by law or reasonable business necessity.

ARTICLE 18.

GENERAL PROVISIONS

18.1                        Force Majeure.  The time for performance of an obligation other than the payment of money under this Lease shall be extended for the period during which a party is prevented from performing by acts of God, government, or other force or event beyond the reasonable control of that party

18.2                        Notices.  Any notice required or desired to be given regarding this Lease shall be in writing and shall be personally served or, in lieu of personal service, may be delivered by overnight courier or certified mail or by electronic facsimile transmission.  If served by mail, such notice shall be deemed to have been given:

(i)                                    on the third business day after mailing if such notice was deposited in the United States Mail, certified mail and postage prepaid, addressed to the party to be served at its address as first above set forth, and

(ii)                                in all other cases, when actually received.

For purposes of this paragraph, the addresses of the parties for all notices are as follows (unless changed by giving notice of same in accordance with this section 18.2):

If to Tenant:	Nevro Corporation
4040 Campbell Avenue, Suite 210
Menlo Park, CA 94025
Attn: Jeff Wilson

If to Landlord:	Deerfield Campbell, LLC
3715 Haven Avenue, Suite 210
Menlo Park, California 94025
Attn: Tito J. Bianchi

18.3                        Fees and Expenses.  All sums actually and reasonably incurred by Landlord enforcing or implementing the terms of this Lease in connection with any event of Tenant Default, or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including, without limitation, all reasonable costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord within 20 days after receipt of written demand.  Tenant’s obligation in this regard shall bear interest thereon at the Agreed Interest Rate, regardless of whether or not legal proceedings are, or have been, commenced to enforce the Lease.  Tenant’s obligation in this regard includes reasonable attorneys’ fees and expenses arising in or related to a case brought by Tenant, its successors, assignees or subtenant(s) under Title 11 U.S.C., commonly known as “Bankruptcy Code” provisions; provided however, that in the event of a conflict between the provisions of this section and the provisions of the Bankruptcy Code, the provisions of the Bankruptcy Code shall prevail.  If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, an action by or against the other party arising out of or in connection with the interpretation of or enforcement of the terms, conditions and obligations of this Lease, including, but not limited to, any action for recovery of rent due and unpaid, or to recover possession of the Premises, or for damages for breach of this Lease, then the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees, expert’s fees and costs, arbitrator’s fees and costs, discovery costs and expenses and other costs incurred in connection with the action, preparation for such action, any appeals relating thereto and enforcing any judgments rendered in connection therewith.

18.4                        Corporate Authority.  If Tenant is a corporation (or a partnership), Tenant represents and warrants that each person executing this Lease on Tenant’s behalf is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership in accordance with the bylaws of the said corporation (or partnership in accordance with the partnership agreement of said partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.  If Tenant is a corporation, Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California and that the corporation has full right and authority to enter into this Lease.

18.5                        Additional Definitions.  Any term to which a special meaning is given in this Lease shall have such meaning when used in this Lease or any addendum or amendment hereto. As used herein, the following terms shall have the following meanings:

18.5.1              Agreed Interest Rate.  The term “Agreed Interest Rate” shall mean an interest rate of either ten percent (10%) per annum, or the maximum applicable rate permitted by law, whichever is less.

18.5.2              Common Area.  The term “Common Area” shall mean all areas and facilities within the Property that are provided and designated by Landlord, from time-to-time, for general use and convenience of the lessees and occupants of all or any part of the Property, including, without limitation, the parking areas and facilities, access and perimeter roads, pedestrian sidewalks, landscaped areas, elevator, stairs and stairwell, and the like.

18.5.3              CPI.  The term “CPI” shall mean the Consumer Price Index for All Items, for All Urban Consumers (base year 1982-1984 = 100) for San Francisco-Oakland-San Jose, California published by the United States Department of Labor, Bureau of Labor Statistics.  If the CPI is changed so that the base year differs from that used as of the Commencement Date, the CPI shall be converted in accordance with the conversion factor published by the U.S. Department of Labor, Bureau of Labor Statistics.  If the CPI is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

18.5.4            Effective Date.  The term “Effective Date” shall mean the date the last signatory to this Lease, whose execution is required to make the Lease binding on the parties hereto, shall have executed this Lease.

18.5.5              Law.  The term “Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Leased Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-governmental entity or body (e.g., board of fire examiners, public utilities or special district).

18.5.6              Leasehold Improvements.  The term “Leasehold Improvements” shall mean all improvements, additions, alterations, and fixtures installed in the Leased Premises by Tenant, at its expense, which are not Trade Fixtures.

18.5.7              Lender.  The term “Lender” shall mean any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Property, and the note or other obligations secured by it.

18.5.8              Private Restrictions.  The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Leased Premises as they may exist from time-to-time.

18.5.9              Trade Fixtures.  The term “Trade Fixtures” shall mean anything affixed to the Leased Premises by Tenant, at its expense, for the purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without injury to the Leased Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Leased Premises; provided, however, that all of Tenant’s signs shall be Trade Fixtures regardless of how affixed to the Leased Premises.

18.6                        Construction of Meaning and Other Miscellaneous Provisions.

(1)                                 Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

(2)                                 Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

(3)                                 The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

(4)                                 Any executed copy of this Lease shall be deemed an original for all purposes.

(5)                                 This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators, and assigns of Landlord and Tenant.

(6)                                 “Party” shall mean Landlord or Tenant, as the context implies.

(7)                                 If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.

(8)                                 This Lease shall be construed and enforced in accordance with the laws of the State of California.

(9)                                 The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.

(10)                          When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

(11)                          The terms “shall,” “will” and “agree” are mandatory.  The term “may” is permissive.

(12)                          When a party is required to do something by this Lease, it shall do so at its sole cost and expense, without right of reimbursement from the other party unless specific provision is made therefor.

(13)                          All measurements of gross leasable area shall be made from the outside faces of exterior walls and the centerline of joint partitions.

(14)                          Landlord makes no covenant nor warranty as to the exact square footage of any area.

(15)                          Where Tenant is obligated not to perform any act, Tenant is also obligated to use reasonable efforts to restrain any others within its reasonable control from performing said act, including agents, invitees, contractors, subcontractors and employees.

(16)                          Landlord shall not become, nor be deemed to be a partner nor a joint venturer with Tenant by reason of the provisions of this Lease.

(17)                          Unless otherwise specifically provided in this Lease, (a) each party shall act in a reasonable manner in exercising and undertaking its rights, duties and obligations under this Lease, and (b) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an exhibit hereto, such approval shall not be unreasonably withheld, conditioned or delayed.  Unless provision is made for a specific time period, approval (or disapproval) shall be given within 10 days after receipt of the written request for approval.

18.7                        Quiet Enjoyment.  Upon the observance and performance of all the covenants, terms, and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.  Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third parties not claiming by or through Landlord; however, Landlord shall not be liable for any interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

18.8                        Landlord Representations.  Landlord represents to Tenant that it is the owner in fee simple of the Property with full power and authority to enter into this Lease.

18.9                        Brokerage Commissions.  Tenant warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease other than GVA Kidder Mathews.  Landlord warrants that it has not had any dealings with any real estate brokers, leasing agents, salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease other than Cornish & Carey Commercial and Deerfield Realty Corp. (collectively, the “Brokers”).  Landlord shall be solely responsible for the payment of Brokerage Commission to the above-identified real estate brokers pursuant to separate agreement.  Landlord shall pay the brokerage commissions one-half (1/2) upon Lease execution and the remaining one-half (1/2) upon the Commencement Date of the Lease.  Tenant hereby agrees to and shall indemnify, defend, and hold harmless Landlord from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action that may be asserted against Landlord by any other broker, finder or other real estate agent with whom Tenant has purportedly dealt in connection with the subject matter of this Lease.  Landlord hereby agrees to and shall indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, causes of action, damages, including reasonable attorneys’ fees and costs, arising out of any claims or causes of action which may be asserted against Tenant by any other broker, finder, or other real estate agent with whom Landlord has purportedly dealt in connection with the subject matter of this Lease.

18.10                 Entire Agreement.  The Lease, Exhibit A (Site Plan), Exhibit B (Floor Plan), Exhibit B-1 (Hollander Smith Proposal), Exhibit C (Rules and Regulations), and Exhibit D (Commencement Date/Acceptance Agreement) which are attached hereto and, by this reference, incorporated herein, constitute the entire agreement between the parties.  There are no binding agreements or representations between the parties, except as expressed herein. Except as expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor Landlord’s agent(s) has made any representation or warranty as to:

(i)                                    whether the Leased Premises may be used for Tenant’s intended use under existing law, or

(ii)                                the suitability of the Leased Premises or the Common Area for the conduct of Tenant’s business, nor the condition of any of the improvements located thereon.

Tenant expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any addendum or amendment hereto.  No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

18.11                 Security Measures.  Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the costs of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same.  Tenant assumes all responsibility for the protection of Tenant, the Leased Premises, of Tenant’s invitees and their property from acts of third parties.

18.12                 Signatures Required/Non-Binding Offer.  Submission of this Lease for examination or signature by Tenant does not constitute an offer or option for lease, and it is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

18.13                 Abandonment.  Tenant shall not abandon the Premises at any time during the Term of this Lease.  However, in the event that Tenant does abandon said Premises, or become dispossessed of said Premises by process or operation of Law, then any Personal Property belonging to Tenant which is left on the Premises after Tenant’s departure may, in Landlord’s sole discretion, be deemed to have been abandoned by Tenant, except such Property as may be mortgaged by Tenant to a third party lienholder.  Notwithstanding the above, Tenant shall not be deemed to have abandoned the Premises and it shall not be deemed an event of Tenant’s Default under the Lease if Tenant leaves all or any part of the Premises vacant, so long as (i) Tenant is performing all of its other obligations under the Lease, including, but not limited to, the obligation to pay Rent, (ii) Tenant provides onsite security, during normal business hours, for those parts of the Premises left vacant, (iii) Tenant continues to satisfy its maintenance and repair obligations pursuant to section 6.1 of this Lease.

ARTICLE 19.

ENVIRONMENTAL MATTERS

19.1                        Tenant’s Covenants Regarding Hazardous Materials.

19.1.1.           Tenant shall at all times and in all material respects comply with all federal, state and local laws, ordinances, and regulations (“Hazardous Materials Laws”) relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacturer, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances” (“Hazardous Materials”) in connection with its use of the Leased Premises.

19.1.2              Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Leased Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer serving the Leased Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials, Tenant shall cause any and all Hazardous Materials removed from the

Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and waste.  Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, or under or about the Leased Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials.  Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials which were introduced by Tenant to be removed from the Leased Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws.  Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Leased Premises, without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

19.1.3              Tenant shall immediately notify Landlord in writing of:

A.                                    any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws with respect to the Leased Premises;

B.                                    any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and

C.                                    any reports of which Tenant has knowledge made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Leased Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five business days after Tenant’s receipt of same, copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the Premises or Tenant’s use thereof.  Tenant shall promptly deliver to Landlord copies of any Hazardous waste manifest reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

19.2                        Indemnification of Landlord.  Tenant shall indemnify, protect, defend by counsel reasonably acceptable to Landlord, and hold Landlord and each of Landlord’s partners, employees, agents, attorneys, successors, and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or reasonable expenses (including reasonable attorney’s fees) or death or injury to any person, or damage to any property whatsoever to the extent arising from or caused in whole or in part, directly or indirectly by:

(A)                               the presence in, or under or about the Leased Premises caused by Tenant or discharge by Tenant in or from the Leased Premises of any Hazardous Materials, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Leased Premises; or

(B)                               Tenant’s failure to comply with any Hazardous Materials Law.

Tenant’s obligations hereunder shall include, without limitation, all reasonable costs of any required or necessary repair, cleanup or detoxification or decontamination of the Leased Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  Tenant’s obligations under this section 19.2 shall survive the expiration or earlier termination of the Lease Term.  For purposes of the release and indemnity provision set forth in this section 19.2, any actions or omissions of Tenant or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant shall be strictly attributable to Tenant.

Notwithstanding anything to the contrary contained herein, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on or about the Premises, the Building or the Project, or the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Hazardous Materials by Tenant or its agents, employees, assignees, contractors or subcontractors in violation of applicable Hazardous Materials Laws.  Landlord specifically represents that, at the time of execution of this Lease by all parties, to the best of Landlord’s actual knowledge without a duty to investigate (but Landlord has not received notice from any third party to the contrary, as of the date hereof), there are no known areas on the Property where Hazardous Materials have been used, stored or deposited.

19.3                        Indemnification of Tenant.  Landlord shall defend, indemnify, protect, defend by counsel reasonably acceptable to Tenant, and hold Tenant and each of Tenant’s partners, employees, agents, attorneys, successors, and assigns, free and harmless from and against all claims, liabilities, penalties, forfeitures, losses, or reasonable expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property to the extent arising from or caused directly or indirectly by Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Property.

19.3.1              Notwithstanding the foregoing to the contrary, Landlord shall be responsible, at Landlord’s sole cost and expense, for removing, remediating, or otherwise abating all Hazardous Materials found to be located on, in, or under the Property as of the

Effective Date (collectively, the “Pre-Existing Hazardous Materials”) with the understanding that Landlord’s obligations hereunder to remove, remediate or otherwise abate, such Pre-Existing Hazardous Materials, shall be solely determined by the San Mateo County Health Department or other governmental agency which shall order or require such removal, remediation or abatement.  The mere presence of Pre-Existing Hazardous Materials shall trigger no obligation on the part of Landlord to remediate such environmental condition. If ordered by the appropriate governmental agency, Landlord shall use its reasonable efforts to remediate such Pre-Existing Hazardous Materials in a manner that does not unreasonably interfere with Tenant’s use and operation of the Property.

19.3.2              Provided further, that in the event it is determined that the ambient air within the Premises or Building is contaminated by Hazardous Materials and unsafe for human occupancy, Tenant shall have the option to terminate the Lease upon providing written notice to Landlord of Tenant’s election, the reason for such Lease Termination and reasonable evidence supporting Tenant’s belief that the Premises are contaminated and unsafe for its employees and human occupancy.  Upon such termination, neither party shall have any further rights, duties or obligations hereunder.

ARTICLE 20.

OPTION TO EXTEND LEASE

20.1                        Option to Extend Lease Term.  Landlord hereby grants to Tenant an option to extend the Lease Term for either a) a one (1) year period; b) a two (2) year period; or c) a three (3) year period (“Option Period”), on the following terms and conditions:

A.                                    Tenant must give Landlord notice in writing of its exercise of the option in question, and the length of the Option Period, no earlier than 270 days before the date the Lease Term would end, but for the exercise of the said option, and no later than 180 days before the date the Lease Term would end, but for the exercise of the said option.

B.                                    Tenant may not extend the Lease Term pursuant to any option granted by this paragraph if Tenant is in Default beyond any applicable notice and cure period as of the date of exercise of the option, or as of the date this Lease would have been terminated but for said exercise.

C.                                    All terms, covenants and conditions of this Lease shall apply during the option period, except that the Base Monthly Rent for the Option Period shall be determined as provided in section D below.

D.                                    The Base Monthly Rent for the Option Period shall be the greater of:  (i) the Base Monthly Rent payable for the last month of the Premises Lease Term, or (ii)  ninety-five (95%) percent of the then fair market monthly rent determined as of the commencement of the Option Period, based upon a lease for premises of like size, quality and location in the Menlo Park area.  If the parties are unable to agree upon the fair market monthly rent for the Premises for the Option Period within 30 days from Tenant’s delivery of notice of exercise of the option, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subsection E of this paragraph.

E.                                    In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers, with not less than five years’ experience appraising real property (other than residential or agricultural property) located in San Mateo County, California, in accordance with the following procedures:

(i)                                    The party demanding an appraisal (the “Notifying Party”) shall notify the other party (the “Non-Notifying Party”) thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party.  Within 10 days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it.  Failure by the Non-Notifying Party to select a qualified appraiser within said 10 business day period shall be deemed a waiver of its right to select a second appraiser on its own behalf; and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five days after the expiration of said 10 business day period. Within 10 business days from the date the second appraiser shall have been appointed, the two appraisers so selected shall appoint a third appraiser.  If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitration Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the American Arbitration Association or, if it shall refuse to perform this function then, at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California, County of San Mateo.

(ii)                                The three appraisers so selected shall meet in Menlo Park, California, not later than 20 days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the Option Period.

(iii)                            If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a 15 day period from the date of the first meeting, in an attempt to have at least two of them agree.  If, at the initial meeting or at any time during said 15 day period, two or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

(iv)                             If two or more appraisers do not so agree within said 15 day period, then each appraiser shall, within five days after the expiration of said 15 day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the Option Period.  The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers.  However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded.  If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

(v)                                 Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

(vi)                             Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

F.                                     The option rights of Tenant under the within article 20 of this Lease, and the extended term thereunder, are granted solely and exclusively for Tenants’ personal benefit and may not be assigned or transferred by Tenant other than as part of a Voluntary Permitted Transfer.

G.            The Base Monthly Rent for the remainder of the Option Period, if any, shall        be adjusted by annual CPI increases.

ARTICLE 21

ROOF ACCESS

21.1                        Roof Access. Provided no event of default by Tenant has occurred under this Lease which was not cured within applicable notice and cure periods, if any, Tenant shall be entitled, at Tenant’s sole cost and expense, to have reasonable access to the roof located immediately over the Premises for purposes of installing and maintaining a satellite dish, microwave antennae and related equipment on the roof of the Building (collectively, “Rooftop Equipment”), subject to and in accordance with the following:

21.1.1     The locations, size, appearance, screening and method of attachment of such Rooftop Equipment shall be subject to the prior written approval of Landlord.  Except for Rooftop Equipment so approved by Landlord, Tenant shall not install or permit any of its vendors or contractors to install any Rooftop Equipment or related equipment in, on or under the Property.

21.1.2     The installation, maintenance, repair, replacement and removal of the Rooftop Equipment must be approved by and coordinated through Landlord and shall be conducted in such a manner as to minimize interference with the operation or use of the Building by Tenant or other tenants.  Any roof penetrations shall be completed only by a roofing contractor approved in writing by Landlord.

21.1.3     Tenant shall install the Rooftop Equipment in a good and workmanlike manner, shall repair all damage to the Property arising in connection with the installation, operation, maintenance, repair and replacement of the Rooftop Equipment, and shall maintain the Rooftop Equipment in a safe, sound, clean and slightly condition.  Tenant shall not, in the installation, operation, maintenance, repair or replacement of the Rooftop Equipment:  (i)  damage the Property or any portion thereof; (ii) interfere with the maintenance or operation of the Building or any mechanical or other systems of the Building, nor the operations of any tenants of the Building; (iii) violate the provisions of any insurance on the Building or its contents; (iv) interfere with the operation of any television, radio, radio phone, microwave, antenna, satellite or other equipment or communications operations in or on the Property; or (v) interfere with the operation of any then existing television, radio, radio phone, microwave, antenna, satellite or other equipment or communications operations in or on the Property.

21.1.4     Tenant, at its expense shall, prior to the installation of the Rooftop Equipment, secure and at all times thereafter maintain all required approvals and permits, if any, of all applicable governmental authorities, utility companies and others required in connection with the installation of the Rooftop Equipment.  Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Rooftop Equipment and related equipment.  Tenant shall at all times comply with all laws and ordinances and all rules and regulations of municipal, state and federal governmental authorities relating to the installation, operation, maintenance, repair and replacement of the Rooftop Equipment and Tenant shall pay all costs, expenses, fines, penalties and damages which may be incurred or imposed by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe all such laws, ordinances, orders, rules and regulations.

21.1.5     Tenant shall pay all costs and expenses incurred in connection with the design, installation, operation, maintenance, repair and replacement of the Rooftop Equipment.  If Landlord incurs any costs resulting from Tenant’s failure to perform any of its obligations with respect to the Rooftop Equipment as set forth herein, Tenant shall pay to Landlord the full amount thereof within ten (10) days following Tenant’s receipt of an invoice therefor.

21.1.6     Tenant assumes all liability for, and shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, liens, losses, costs and expenses (collectively, “Claims”) which may be sustained or incurred by Landlord as a result of or in connection with the installation, operation, maintenance, repair and replacement of the Rooftop Equipment, including without limitation, any and all Claims of mechanics and materialmen furnishing labor and materials in connection with the design, installation, operation, maintenance, repair or replacement of the Rooftop Equipment, Claims for death or injury to any persons and for loss, damage or injury to any property, Claims by other tenants and service provider personnel and attorney’s fees and other expenses incurred by Landlord or its agents in defending any such Claim.

21.1.7     At the termination of this Lease by lapse of time or otherwise, Tenant shall remove the Rooftop Equipment and restore any damage to the Property arising in connection therewith.

21.1.8     If Tenant fails to timely comply with any of its obligations under this Article, Landlord shall be entitled, at Tenant’s sole cost and expense, to take such actions as may be required to effect such compliance, and Tenant agrees to pay to Landlord on demand all costs and expenses incurred by Landlord in effecting such compliance.

In an event of default by Tenant occurs under this Lease which is not cured within applicable notice and cure periods, if any, Landlord shall be entitled to revoke Tenant’s rights under this Section, in which event, Tenant shall remove such Rooftop Equipment and restore the roof of the Building to the condition existing prior to installation of the Rooftop Equipment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date of this Lease.

Signatures on Next Page

LANDLORD		TENANT

DEERFIELD CAMPBELL, LLC, a California limited liability company		NEVRO CORPORATION, a Delaware corporation.

		By:	/s/ Konstantinos Alataris
By:	/s/ Tito J. Bianchi	Name:	Konstantinos Alataris
	TITO J. BIANCHI, President of	Its:	CEO
DEERFIELD REALTY CORPORATION
Its:	Manager
Dated: March 24, 2010
Dated: May 29, 2010

EXHIBIT A

(SEE ATTACHED SITE PLAN)

CAMPBELL AVENUE
TWO STORY OFFICE BUILDING
SITE PLAN SHEET NOTES

DAVIDSON + SEALS

4640 CAMPBELL AVE.
OFFICE BUILDING

Proposed Site Plan

A102

EXHIBIT B

(SEE ATTACHED FLOOR PLAN)

Reception
Board Room
Office
Office
Office
Office
Office
Office
Office
Shipping / Receiving
Hallway
Conference
Files
6' x 7' WORK STATIONS
OPEN OFFICE AREA
4
5
6
7

2. Second Floor 1/8" = 1'-0"

DAVIDSON + SEALS
ARCHITECTURE AND PLANNING

4040 CAMPBELL AVE.

3

4040 Campbell Ave.
Menlo Park CA 94025

2nd Floor - Nevro
Option B2(b)

A-001

4040 Campbell

Nevro

(E)
Board Room
Reception
2nd Floor Men
2nd Floor Women
Shipping / Receiving
Hallway
Conference
Office
6' x 7' WORK STATIONS
OPEN OFFICE AREA
216
Files
Server
ALIGN

Φ Duplex ⊕ Double Duplex Δ Ring + String

4-20A 120V cir.

EXHIBIT B-1

(SEE ATTACHED HOLLANDER SMITH PROPOSAL)

February 18, 2010 - revised

January 18, 2010

TJ Bianchi

Deerfield Realty Corporation

3715 Haven Avenue, Suite 210

Menlo Park, CA 94025

Re:	Deerfield/4040 Campbell/Nevro
	4040 Campbell, Menlo Park, California	HSI # 0114J

Dear TJ:

Thank you for the opportunity to quote the Nevro space at 4040 Campbell Avenue in Menlo Park. Our price of $162,448, as referenced in the attached Budget Summary, is based on the attached sheet and the following clarifications.

Scope of work clarifications:

•      Electrical

•      Install one (1) each 150 amp 480 volt feed with one 30-space panel.

•      Install one (1) each 75 KVA transformer.

•      Install seven (7) each new 2x4 lay-in light fixtures.

•      Relocate thirty (30) each 2x4 lay-in light fixtures.

•      Install seven (7) each wall mount occupancy sensors.

•      Install two (2) each ceiling mount occupancy sensors.

•      Install thirty-five (35) each duplex receptacles.

•      Install one (1) floor outlet.

•      Install electrical for one (1) each split system HVAC unit.

•      Install four (4) each 20-amp 120-volt circuits to server Room.

•      Supply and bolt to floor three (3) each racks.

•      HVAC

•      Install one (1) new 2-ton ductless air conditioner, wall mounted split system.

•      Install new condensate pump with condensate discharge tubing to approved drain.

•      Modify supply & return air ductwork and grills to meet new office layout.

•      Low ambient refrigeration kit.

•      Relocate three (3) Siemens thermostats.

•      Install new pressure treated sleepers for the roof top condenser.

•      Install one (1) new VAV zone for Board Room.

733 AMES AVENUE • MILPITAS, CA 95035 • 408.946.2800 • FAX 408.946.1104
STATE LICENSE NO. 495405

•                  HVAC (continued)

•                  Relocate one (1) VAV to new Conference Room.

•                  Install two (2) separate perimeter coils.

•                  Insulate the water lines.

•                  Modify existing ductwork supply air and return air grills.

•                  Modify the mechanical drawings.

•                  Install the hot water reheat coil piping.

•                  Modify and add the Siemens control to two (2) Conference Rooms.

•                  Fire Sprinklers

•                  Add and relocate as needed.

•                  Match existing.

•                  Fire Alarm

•                  Excluded.

•                  Painting

•                  One (1) coat primer at new walls.

•                  Two (2) coats eggshell enamel at new and existing walls.

•                  Flooring

•                  Carpet tile - Match existing border in the new conference room and patch at old wall locations.

•                  VCT - Armstrong Standard Excelon, color to be determined.

•                  Rubber base - Match the existing at the new wall locations.

•                  Sheetrock

•                  Furnish and install metal framing, drywall and finish taping for new undergrid walls.

•                  Minor patching/repairs as required.

•                  Insulation

•                  Furnish and install R-11 batt acoustical insulation at new walls.

•                  Doors

•                  Bronze anodized aluminum door, sidelite and transom frames.

•                  Stain prefinished quarter sliced African Mahogany doors.

•                  Stain prefinished quarter sliced African Mahogany, full light (1/4” ctg) doors.

•                  Finish hardware.

•                  1/4” clear tempered glass at sidelites and transoms.

NIC’s as referenced on the attached Budget Summary signifies “not included”.

Due to the changing construction materials market, our proposal is valid for ten days from the date referenced on this proposal. It is unfortunate that we must take this position, but materials pricing is rising weekly. Hollander Smith, Inc. reserves its right to increase the cost of materials should it become necessary.

If you would like to proceed with the work as outlined herein, please sign in the authorization space provided and fax or email back to me at your earliest convenience.

Please feel free to contact me if you have any questions.

Very truly,	Authorization to Proceed

HOLLANDER SMITH, INC.	DEERFIELD REALTY CORPORATION

/s/ Bartley J. Hollander
Bartley J. Hollander	TJ Bianchi

Date:

BJH/tc

Attachment: Budget Summary, Bid Plan

BUDGET SUMMARY-revised

Deerfield/4040 Campbell - Nevro

4040 Campbell Avenue in Menlo Park, CA

HSI Job #0114J

Cost	Description	Budget Amount
16000	Electrical	$34,944
15500	HVAC	$23,895
15400	Plumbing	nic
15355	Fire Extinguishers/Cabinets	$1,050
15330	Fire Sprinklers	$5,396
12200	Mini Blinds/Drapes	nic
12201	Fire Alarm System	excluded
11400	Food Service Equipment	existing
99000	Painting	$5,444
96800	Flooring	$6,330
95000	Suspended Ceiling Patch	$3,227
92500	Sheetrock	$19,290
88000	Glass	included in Doors
82000	Doors, Frames & Hardware	$33,668
81000	Exterior Doors	existing
78000	Skylights	nic
75100	Roof Patch	$750
72000	Insulation	included in Sheetrock
64100	Cabinets	existing
62400	Counter Tops	existing
61300	Structural Support	nic
61200	Roof Screen	existing
61000	Telephone Backboard	$200
25800	Stripes/Bumpers	existing
20500	Demolition	$1,880
19650	Supervision	$5,500
19170	Handl./Removal-Hazardous Waste	nic
19020	Building Permit Allowance	$7,219
18000	General Conditions	$1,660
12800	Final Clean Up	$2,800
10400	Signs/Letters	nic
02250	Structural Engineering	nic
02200	Architectural Fees	nic
	ADA Upgrade	nic
01551	Title 24 Calculations	nic

	Subtotal	$153,253
	H.S.I. Fee	$9,195
	TOTAL	$162,448

HOLLANDER SMITH, INC.

NEVRO

MATCH EXISTING GLASS WALLS
MATCH EXISTING GLASS WALLS.
Reception
Shipping / Receiving
Hallway
Conference
Office
Files
Server
4
5
6
7
2.
Second Floor
1/8" = 1'-0"

① Please note demo of Existing walls

▬ Existing Walls

═ New Walls

Relocate Doors & Glass

New Rooms

201 210
205 211
206 212
207 213
208 215
209

EXHIBIT C

(SEE ATTACHED RULES AND REGULATIONS)

RULES AND REGULATIONS

1.             Sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant, nor used by Tenant for any purpose other than for ingress and egress from the Premises.  Tenant, Tenant’s employees and invitees shall not go upon the roof of the Building or any other buildings on the Property, except as authorized by Landlord.

2.             No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises or the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Premises or any part of the Building or anywhere else on the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved by Landlord.

3.             The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants of the Building only and Landlord reserves the right to exclude any other names therefrom.

4.             No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window, door or patio on the Premises without the prior written consent of Landlord.  In any event with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, all such items shall be installed inboard of Landlord’s window coverings and shall not in any way be visible from the exterior of the Building.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Building.

5.             Landlord reserves the right to exclude from the Building between the hours of 5:30 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and holidays all persons who are not clients, guests or employees of tenants of the Building, excluding any service or repair persons lawfully hired by Tenant.

6.             Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing, which agreement shall not be unreasonably withheld. Except with written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness of the Premises.

7.             Regular janitor service to the Leased Premises and common areas to be furnished Monday through Friday evenings.

8.             All entrance doors in the Premises shall be locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

9.             As more specifically provided in the Lease, Tenant shall not waste electricity, water heating or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use.  Landlord shall have the right to control and operate the public portions of the Building, the public facilities, and facilities furnished for the common use of the tenants, in such manner as its deems best for the benefit of the tenants generally.

10.          Tenant shall keep and cause to be kept closed, as reasonable, all window coverings when reasonably necessary because of the sun’s position.

11.          Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

12.          Tenant shall not make or have made additional copies of any keys or access devices provided by Landlord unless agreed-to by Landlord, which agreement shall not be unreasonably withheld, conditioned or delayed. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.  Tenant shall be responsible for all keys and access devices issued to Tenant’s employees. Tenant shall collect all keys and access devices from employees at the time of termination of their employment and return same to Landlord’s property manager. Tenant shall notify Landlord’s property manager of new employees so Landlord’s property manager can add their names to the security system list and issue access devices as needed (if applicable).

13.          The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant’s employees or invitees shall be borne by Tenant.

14.          Tenant shall not use or keep in the Leased Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

15.          Tenant shall not use, keep or permit to be used or kept in the Leased Premises any foul or noxious gas or substance or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds other than Seeing Eye dogs or similar companion animals be brought or kept in or about the Premises or the Building.

16.          No cooking shall be done or permitted by Tenant on the Leased Premises except the use by the Tenant of approved equipment provided by Landlord in the designated kitchen area for the preparation or coffee, tea, hot chocolate and similar beverages for Tenant and its employees, as well as for the preparation of food or beverages in the microwave. Such equipment and use shall be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. The Leased Premises shall not be used for lodging.

17.          If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain and comply with Landlord’s reasonable instructions in their installation.

18.          Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires or penetration of any kind will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The location of burglar alarms, telephones, call boxes, TV antennae and other office equipment affixed to the Premises shall be subject to the written approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

19.          Except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not sell or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, nor shall the Premises be used for any unlawful purpose, or any business or activity other than that specifically provided for in Tenant’s Lease.

20.          Tenant shall not lay linoleum, tile, carpet, or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The expense of repairing any damage resulting from a violation of this rule by Tenant or Tenant’s contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant.

21.          Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof

22.          Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT D

(SEE ATTACHED CERTIFICATE CONFIRMING LEASE DATES & BASE RENT)

COMMENCEMENT DATE / ACCEPTANCE AGREEMENT

THIS COMMENCEMENT DATE/ACCEPTANCE AGREEMENT is made as of

June 2, 2010, with regard to that Lease dated as of March 15, 2010, by and between DEERFIELD CAMPBELL LLC, a California limited liability (“Landlord”), and NEVRO CORPORATION, a Delaware corporation (“Tenant”), affecting those Premises commonly known as 4040 Campbell Avenue, Suite 210, Menlo Park, California.  The parties agree as follows:

1.                                      All work required under the Lease to be performed by Landlord, has been completed in accordance with the terms of the Lease, and is hereby accepted by Tenant, subject only to the correction of latent defects pursuant to section 2.4 of the Lease.

2.                                      Possession of the Premises has been delivered to Tenant, and Tenant has accepted and taken possession of the Premises.

3.                                      The Commencement Date of the Lease Term is May 25, 2010, and the Lease Term for the Premises shall expire 48 months later on May 31, 2014, unless sooner terminated or extended, according to the terms of the Lease or by mutual agreement.

4.                                      The Base Monthly Rent initially due on the first day of the sixth month after the Commencement Date, pursuant to the terms of the Lease, is in the amount of nineteen thousand six hundred seventy-three dollars and 55/100 ($19,673.55) per month, subject to any subsequent adjustments required by the terms of the Lease.

5.                                      Landlord has received from Tenant a Security Deposit in the amount of forty-six thousand seven hundred sixty-two dollars and 56/100 ($46,762.56).  In addition, Tenant has provided to Landlord Prepaid Rent in the amount of nineteen thousand six hundred seventy three dollars and 55/100 ($19,673.55), the entire amount of which shall be applied to the first installment of Base Monthly Rent, which is attributable to the sixth month of Tenant’s occupancy of the Leased Premises, pursuant to Lease sections 1.7 and 3.5.

6.                                      To the best of Landlord’s knowledge, and to the best of Tenant’s knowledge, the Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no set-offs, claims nor defenses to the enforcement of the Lease.  Landlord acknowledges that the Base Monthly Rent for the Premises has been paid current by Tenant through November 24, 2010.

[SIGNATURE BLOCKS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date/ Acceptance Agreement with the intent to be legally bound thereby, effective as of June 2, 2010.

LANDLORD		TENANT

DEERFIELD CAMPBELL LLC, a California limited liability company		NEVRO CORPORATION, a Delaware corporation

By:	/s/ Tito J. Bianchi
	Tito J. Bianchi, President	By:	/s/ Konstantinos Alataris
	of Deerfield Realty Corp., a	Name:	Konstantinos Alataris
	California corporation	Its:	CEO

Dated:	June 2, 2010	Dated:	June 4, 2010